Exhibit 99.1

MICHELLE STREICHER,

Plaintiff,

vs.

MICHAEL B. POLK, JOHN K. STIPANCICH, SCOTT H. GARBER, BRADFORD R. TURNER, THOMAS E. CLARKE, KEVIN C. CONROY, SCOTT S. COWEN, MICHAEL T. COWHIG, DOMENICO DE SOLE, CYNTHIA A. MONTGOMERY, CHRISTOPHER D. O’LEARY, JOSE IGNACIO PEREZ-LIZAUR, STEVEN J. STROBEL, MICHAEL A. TODMAN, RAYMOND G. VIAULT, IAN G.H. ASHKEN, MARTIN E. FRANKLIN, ROS L’ESPERANCE, JAMES R. CRAIGIE, BRETT M. ICAHN, GERARDO I. LOPEZ, COURTNEY R. MATHER, and ROBERT A. STEELE,

Defendants,

and

NEWELL BRANDS INC.

Nominal Defendant.

SUPERIOR COURT OF NEW JERSEY LAW DIVISION: HUDSON COUNTY DOCKET NO.: HUD-L-001853-23 Civil Action

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (the “Stipulation”) is made and entered into by and among the following Settling Parties, by and through their respective counsel: (i) Michelle Streicher—plaintiff in the above-captioned action pending in the Superior Court of New Jersey, Law Division: Hudson County (the “Court”), Andy Martindale—plaintiff in the action styled In re Newell Brands Inc. Derivative Litigation, Lead Case No. 1:18-cv-1696 (D. Del.), and Larry R. Weber and Jamie R. Butcher-Weber (collectively with Streicher and Martindale, “Plaintiffs”)—plaintiffs in the action styled Butcher-Weber, et al. v. Polk, et al., Case No. 1:20-cv-1792 (D. Del.), individually and derivatively on behalf of Newell Brands Inc. (“Newell” or the “Company”); (ii) individual defendants Michael B. Polk, John K. Stipancich, Scott H. Garber, Bradford R. Turner, Michael T. Cowhig, Thomas E. Clarke, Kevin C. Conroy, Scott S. Cowen, Domenico De Sole, Cynthia A. Montgomery, Christopher D. O’Leary, Jose Ignacio Perez-Lizaur, Michael A. Todman, Raymond G. Viault, Martin E. Franklin, Ian G. H. Ashken, Ros L’Esperance, James L. Cunningham III, Patrick D. Campbell, Bridget Ryan Berman, James R. Craigie, Brett M. Icahn, Jay L. Johnson, Gerardo I. Lopez, Courtney R. Mather, Ravi Saligram, Judith A. Sprieser, Robert A. Steele, and Steven J. Strobel (collectively, the “Settling Defendants”); and (iii) nominal defendant Newell (the Plaintiffs, the Settling Defendants, and Newell are collectively referred to as the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in ¶ 1.19) upon Court approval and subject to the terms and conditions hereof.

I.	FACTUAL AND PROCEDURAL BACKGROUND

The Derivative Matters (defined below) involve, among other things, claims for breach of fiduciary duty and related claims asserted by Plaintiffs derivatively on behalf of Newell against the Settling Defendants arising out of certain alleged misstatements and omissions relating to, inter alia, the Company’s acquisition and integration of Jarden Corporation, certain of its discounting practices, and the Company’s core sales growth, as well as claims related to Newell’s repurchase of its shares. The claims also involve alleged insider trading and alleged wrongful refusal of stockholder litigation demands.

As set forth in greater detail in Section III, infra, the Settling Defendants dispute and deny Plaintiffs’ allegations and claims.

A. The Securities Class Actions

In June 2018, two putative securities fraud class actions were filed against Newell and certain of its then-current and former officers in the United States District Court for the District of New Jersey. The cases were ultimately consolidated. See In re Newell Brands Inc. Sec. Litig., No. 2:18-cv-10878 (JMV) (JBC) (D.N.J.) (the “Federal Securities Litigation”). The plaintiffs asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”). On December 10, 2019, the court granted the defendants’ motion to dismiss. See In re Newell Brands Inc. Sec. Litig., No. 2:18-cv-10878 (JMV) (JBC), 2019 WL 6715055 (D.N.J. Dec. 10, 2019), aff’d, 837 F. App’x 869 (3d Cir. 2020). The district court’s order dismissing the Federal Securities Litigation was affirmed on appeal by the United States Court of Appeals for the Third Circuit. In re Newell Brands Inc. Sec. Litig., 837 F. App’x 869 (3d Cir. 2020).

In September 2018, a securities class action was filed against Newell and certain of its current and former officers and directors in the Court. See Okla. Firefighters Pension and Ret. Sys. v. Newell Brands Inc., No. HUD-L-003492-18 (the “State Securities Litigation,” and together with the “Federal Securities Litigation,” the “Securities Class Actions”). In November 2018, the plaintiff voluntarily dismissed Martin Franklin, Ian Ashken, and Ros L’Esperance from the State Securities Litigation. The plaintiff asserted claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. The court denied the remaining defendants’ motion to dismiss the State

Securities Litigation. Following the completion of fact and expert discovery and the filing of multiple motions for summary judgment and other pre-trial motions and mediation efforts, the remaining parties to the State Securities Litigation entered into a stipulation of settlement on October 19, 2022. The court entered a judgment and order granting final approval of the settlement on February 10, 2023.

B. The Derivative Actions and Litigation Demands

On October 29, 2018, Plaintiff Streicher filed a stockholder derivative action on behalf of nominal defendant Newell, captioned Streicher v. Polk, et al., Case No. 1:18-cv-1696, in the United States District Court for the District of Delaware, alleging breaches of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of the Exchange Act. On October 30, 2018, Plaintiff Martindale filed a stockholder derivative action alleging substantially similar facts and making substantially similar claims, captioned Martindale v. Polk, et al., Case No. 1:18-cv-1703, pending in the United States District Court for the District of Delaware. On November 14, 2018, the United States District Court for the District of Delaware entered an order consolidating these actions under the caption In re Newell Brands Inc. Derivative Litigation, Case No. 1:18-cv-1696-CFC. On January 31, 2019, pursuant to a stipulation of the parties, the court entered an order staying the consolidated case until 30 days after the entry of any order denying the motion to dismiss in the related Securities Class Actions. On March 22, 2021, the court entered an order staying the consolidated case until 30 days after the entry of any order ruling on summary judgment in the State Securities Litigation. The stay order also provided that Plaintiffs Streicher and Martindale would receive any discovery produced in the State Securities Litigation. On January 31, 2023, the parties to the consolidated action stipulated to the dismissal without prejudice of Plaintiff Streicher. On February 3, 2023, Plaintiff Streicher sent a stockholder litigation demand to the Newell Board of Directors (the “Newell Board”). On May 26, 2023, Plaintiff Streicher filed a stockholder derivative action on behalf of nominal defendant Newell in the Court alleging that her pre-suit demand was wrongfully constructively refused and alleging breaches of fiduciary duty.

On March 19, 2019, Plaintiffs Weber and Butcher-Weber, through counsel, sent a stockholder litigation demand to the Newell Board, requesting that the Newell Board investigate alleged wrongdoing and take appropriate action. The Company acknowledged receipt of the demand in May 2019, and informed Plaintiffs Weber and Butcher-Weber that the Newell Board had determined to defer consideration of their demand pending further developments in the Securities Class Actions. The parties continued to correspond regarding the demand, with Newell’s Board continuing to defer consideration of the demand pending developments in the related securities litigation. On December 30, 2020, Weber and Butcher-Weber filed a stockholder derivative action on behalf of nominal defendant Newell, captioned Weber, et al. v. Polk, et al., Case No. 1:20-01792-CFC, in the United States District Court for the District of Delaware, alleging that their pre-suit demand was wrongfully refused and alleging breaches of fiduciary duty and waste of corporate assets and certain other claims.1 On March 19, 2021, pursuant to a stipulation of the parties, the court entered an order staying that case until and through the resolution of the Securities Class Actions. The stay order also provided that Plaintiffs Weber and Butcher-Weber would receive any discovery produced in the State Securities Litigation.

[1]

The stockholder litigation demand sent by Plaintiffs Weber and Butcher-Weber named former Newell Chief Financial Officer Ralph Nicoletti among those current and former directors and executive officers of Newell whom they alleged committed breaches of fiduciary duties. Mr. Nicoletti was not named as a defendant in the complaint they subsequently filed in Weber, et al. v. Polk, et al., Case No. 1:20-01792-CFC (D. Del.).

C. Settlement Negotiations

In 2021, the Settling Parties agreed to engage in settlement discussions to explore a possible resolution of the Derivative Matters. On August 12, 2021, the Plaintiffs sent Newell and the Settling Defendants a joint written settlement demand. Plaintiffs and Settling Defendants submitted competing mediation statements to the Hon. Daniel Weinstein (Ret.), an experienced mediator with JAMS ADR, and Ambassador David L. Carden, Esq. (the “Mediators”). On August 25, 2021, the Settling Parties participated in an in-person mediation session conducted by the Mediators. The mediation did not result in a settlement, although the Settling Parties continued negotiations thereafter. The Settling Parties agreed to conduct another in-person mediation session on October 6, 2022 before the Mediators, and submitted competing supplemental mediation statements. While the mediation session was not successful, the Settling Parties continued to negotiate.

After significant arm’s-length negotiations, the Settling Parties reached agreement on the substantive terms of the proposed Settlement on April 25, 2023.

After reaching agreement on the substantive terms of the proposed Settlement, the Settling Parties commenced negotiations relating to the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the benefits conferred on the Company through the corporate governance reforms set forth herein. After lengthy and adversarial negotiations guided by the Mediators that culminated in the Settling Parties agreeing to accept a fee and expense award proposal set forth by the Mediators that, in recognition of the substantial benefits to be conferred through the proposed Settlement, Plaintiffs’ Counsel should receive attorneys’ fees and expenses of $1.7 million, subject to Court approval.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims and allegations asserted in the Derivative Matters have merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in Derivative Matters.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of Newell’s press releases, recorded public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of discovery produced in the State Securities Litigation; (iv) factual and legal research and analysis in support of the Litigation Demands (defined below); (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of damages; (vii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statements, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among Newell peer corporations; and (viii) review and analysis of information and documents exchanged with Newell and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable and adequate, and confers substantial benefits upon Newell. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Newell and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth herein.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims, contentions, and allegations made against them, and each of them, or that could have been made against them by Plaintiffs in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Newell or its stockholders, or that Plaintiffs, Newell, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of Newell and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Derivative Matters, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is in the best interests of Newell for the Derivative Matters to be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	BOARD APPROVAL OF THE SETTLEMENT

A Special Litigation Committee of the Newell Board, comprised of three disinterested directors not named in the Derivative Matters, and advised by counsel, reviewed the proposed Settlement, and, in the good faith exercise of their business judgment, determined unanimously that the Settlement confers substantial benefits upon Newell and its stockholders, and that resolution of the Derivative Matters on the terms set forth in this Stipulation of Settlement would serve the best interests of Newell and its stockholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Settling Parties herein, by and through their respective counsel, that in exchange for the consideration set forth below, the Derivative Matters and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Action (defined below) shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Action” means the stockholder derivative action that is pending in the Superior Court of New Jersey, Law Division: Hudson County, styled Streicher v. Polk, et al., No. HUD-L-001853-23.

1.2 “Approval Date” means the date on which the Court enters the Judgment (defined below).

1.3 “Court” means the Superior Court of New Jersey, Law Division: Hudson County.

1.4 “Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

1.5 “Defendants’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Settling Defendants in connection with any of the Derivative Matters.

1.6 “Delaware Actions” means the consolidated proceeding titled In re Newell Brands Inc. Derivative Litigation, Case No. 18-cv-1696-CFC, pending in the United States District Court for the District of Delaware, and Weber, et al. v. Polk, et al., Case No. 1:20-cv-01792-CFC, pending in the United States District Court for the District of Delaware.

1.7 “Derivative Matters” means the Action, the Delaware Actions, and the Litigation Demands.

1.8 “Effective Date” means the first date by which the events and conditions specified in ¶ 7.1 of this Stipulation have been met and have occurred.

1.9 “Final” with respect to the Judgment, means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and the conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.10 “Judgment” means a judgment, substantially in the form and substance attached as Exhibit C hereto, rendered by the Court in the Actions upon its final approval of the Settlement.

1.11 “Litigation Demands” means the letters which Plaintiffs Larry R. Weber, Jamie R. Butcher-Weber, and Michelle Streicher sent the Newell Board, which requested the Newell Board investigate alleged wrongdoing and take appropriate action.

1.12 “Newell” or the “Company” means nominal defendant Newell Brands Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.13 “Notice” means the Notice of Proposed Derivative Settlement, substantially in the form attached hereto as Exhibit A-1.

1.14 “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15 “Plaintiffs” means, collectively, Michelle Streicher, Andy Martindale, Larry R. Weber, and Jamie R. Butcher-Weber.

1.16 “Plaintiffs’ Counsel” means, collectively, Kahn Swick & Foti, LLC, Newman Ferrara LLP, The Rosen Law Firm, P.A., The Brown Law Firm, P.C., Farnan LLP, McCollom D’Emilio Smith Uebler LLC, and Pawar Law Group, P.C.

1.17 “Preliminary Approval Order” refers to the proposed order substantially in the form of Exhibit A attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to current Newell stockholders; and (iii) a date for the Settlement Hearing.

1.18 “Related Parties” means: (i) as to Newell, each and every one of Newell’s past or present directors, officers, managers, employees, partners, agents, representatives, attorneys (including Newell’s counsel), accountants, advisors, administrators, auditors, banks, insurers, co-insurers, re-insurers, fiduciaries, consultants, experts, successors, subsidiaries, predecessors, affiliates, divisions, joint ventures, assigns, assignees, general or limited partners or partnerships, limited liability companies, any entity in which Newell has a controlling interest, and all officers, directors and employees of Newell’s current and former subsidiaries; and (ii) as to the Settling Defendants, for each of them (1) each spouse, immediate family member, heir, executor, estate, beneficiary, administrator, agent, attorney (including Settling Defendants’ Counsel), accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.19 “Released Claims” means any and all claims (including, but not limited to, Unknown Claims as defined in ¶ 1.27 below), debts, disputes, demands, losses, rights, actions or causes of action of any nature whatsoever, liabilities, damages, obligations, sums of money due, judgments, suits, amounts, matters, issues and charges of any kind whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), whether fixed or contingent or absolute, accrued or unaccrued, liquidated or unliquidated, at law or equity, matured or unmatured, foreseen or unforeseen, discoverable or undiscoverable, concealed or hidden, whether arising under federal or state statutory or common law or any other law, rule, or regulation, whether foreign or domestic, that Plaintiffs or any other Newell stockholder, or any of their successors, assigns, executors, administrators, representatives, attorneys, and agents, in their capacities as such, either individually or derivatively on behalf of Newell (1) asserted in any of the Derivative Matters against any of the Settling Defendants; or (2) could have asserted in any of the Derivative Matters or in any other proceeding in any forum or could in the future be asserted in any forum by Plaintiffs or any Newell stockholder against any of the Settling Defendants, that concern, arise out of, are based upon, are related to, or are in consequence of, the allegations, transactions, facts, events, matters, occurrences, disclosures, non-disclosures, representations or omissions, statements, acts or omissions or failures to act, or circumstances, that were involved, set forth, alleged, or referred to in any of the complaints or documents and other discovery in the Derivative Matters, the Securities Class Actions, or the SEC Investigation. “Released Claims” does not, however, include any claims to enforce the Settlement.

1.20 “Released Persons” means the Settling Defendants, Newell, and their Related Parties.

1.21 “Releasing Parties” means the Plaintiffs, all other current Newell stockholders, and Plaintiffs’ Counsel.

1.22 “SEC Investigation” means any and all proceedings connected with or arising out of the investigation being conducted by the SEC as described in the Company’s public filings (including, but not limited to, the Company’s Form 10-K for the fiscal year ended December 31, 2022), including, but not limited to, the Company’s receipt of a subpoena and related informal document requests primarily relating to its sales practices and certain accounting matters for the time period beginning from January 1, 2016, further investigation by the SEC relating to the time period from the third quarter of 2016 through the second quarter of 2017, and any resolution of such matters and/or investigation.

1.23 “Settlement” means the agreement, terms, and conditions contained in this Stipulation and its exhibits.

1.24 “Settlement Hearing” means any hearing or hearings at which the Court will consider final approval of the Settlement.

1.25 “Settling Defendants” means Michael B. Polk, John K. Stipancich, Scott H. Garber, Bradford R. Turner, Michael T. Cowhig, Thomas E. Clarke, Kevin C. Conroy, Scott S. Cowen, Domenico De Sole, Cynthia A. Montgomery, Christopher D. O’Leary, Jose Ignacio Perez-Lizaur, Michael A. Todman, Raymond G. Viault, Martin E. Franklin, Ian G. H. Ashken, Ros L’Esperance, James L. Cunningham III, Patrick D. Campbell, Bridget Ryan Berman, James R. Craigie, Brett M. Icahn, Jay L. Johnson, Gerardo I. Lopez, Courtney R. Mather, Ravi Saligram, Judith A. Sprieser, Robert A. Steele, and Steven J. Strobel.

1.26 “Settling Parties” means, collectively, each of the Plaintiffs, each of the Settling Defendants, and Newell.

1.27 “Unknown Claims” means any and all Released Claims that any Plaintiff or any other current Newell stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Newell, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Further, with respect to any and all claims released pursuant to ¶ 5 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Parties shall expressly waive, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Plaintiffs and each Newell stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different facts or additional facts. The Settling Parties acknowledge, and the Newell stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2. Terms of the Settlement and Consideration

2.1 Within ninety (90) days after issuance of an order finally approving the Settlement, the Newell Board shall adopt resolutions and amend its Corporate Governance Guidelines and appropriate committee charters and/or policies, as necessary and applicable, to ensure adherence to the corporate governance reforms (the “Reforms”) set forth in ¶ 3 below. The Reforms set forth in ¶¶ 3.3 through 3.10 shall be maintained for a period of no less than four (4) years after final approval of the Settlement.2 In the event any Reforms listed below conflict with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company shall adopt an amended or substitute reform that addresses the same goals, purposes, and/or functions of the original Reforms within ninety (90) days of its discontinuance. If, however, the independent members of the Board, in a good faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Reform(s) may be eliminated. Any changes that are made pursuant to the above shall be disclosed in a public filing with the SEC or on the Company’s website.

2.2 Newell acknowledges and agrees that the filing, pendency, and settlement of the Derivative Matters were the primary cause of the Company’s decision to adopt and implement the Reforms outlined herein. Newell also acknowledges and agrees that the Reforms confer substantial benefits to Newell and Newell’s stockholders.

[2]	Certain Reforms set forth in ¶¶ 3.1 and 3.2 shall, where specifically identified, be maintained for a period of no less than four (4) years after final approval of the Settlement.

3. Corporate Governance Policies

3.1 Board Refreshment

The filing, pendency, and prosecution of the Derivative Matters was a substantial contributing factor to Newell adding two new independent members of the Board, Jay L. Johnson on September 8, 2020 and Stephanie Stahl on January 1, 2023.3 Mr. Johnson has a strong background in financial and operational leadership and has been designated by the Board as an audit committee financial expert under applicable SEC rules. Ms. Stahl is a consumer driven and ESG focused leader with strong experience within the consumer sector in marketing, data analytics, digital, sustainability, brand building, and strategy.

The filing, pendency, and prosecution of the Derivative Matters was also a substantial contributing factor to the Nominating/Governance Committee discussing the key experience, qualifications and attributes for Board members and facilitating an evaluation of each director’s skills in these categories. The Company disclosed the outcome of this evaluation in its Schedules 14A filed with the SEC on March 26, 2020, March 25, 2021, March 23, 2022, and April 5, 2023. The Nominating/Governance Committee will continue to discuss such information and the Company will continue to disclose such information for a period of no less than four (4) years after final approval of a settlement.

Newell also acknowledges and agrees that the above actions conferred substantial benefits to Newell and Newell’s stockholders.

[3]	Ravichandra K. Saligram, the Company’s former President and Chief Executive Officer, also joined the Board after the commencement of the Derivative Matters.

3.2 Board Diversity

The filing, pendency, and prosecution of the Derivative Matters was a substantial contributing factor to a number of steps to increase diversity and ensure that equity and inclusion remain focus areas for the Company, including, but not limited to, the following:

(A) Jay L. Johnson being elected to the Board;

(B) Stephanie Stahl being elected to the Board;

(C) Judith Sprieser being appointed as Chair of the Audit Committee;

(D) Bridget Ryan Berman being appointed as Chair of the Nominating/Governance Committee;

(E) the Company appointed a Global Head of Diversity, Inclusion & Belonging in early 2021 (subsequently promoted to Vice President, Talent, Learning and Culture), who brings to the Company external experience in overseeing diversity and inclusion initiatives;

(F) the Company adopting a hiring policy for U.S. leadership roles, disclosed in 2020, that requires the inclusion of diverse slates consisting of at least two candidates who are (i) women and/or (ii) candidates of color (e.g. identifying as other than white/Caucasian) and/or (iii) openly LGBTQ. Pursuant to this policy, the Company will apply the same policy to filling vacancies on its Board of Directors as well, should the opportunity arise. The Company will maintain this policy for a period of no less than four (4) years after final approval of a settlement;

(G) the Company publicly sharing its quantitative goals for diversity on the Executive Leadership Team and among direct reports of the Business Unit CEOs and functional heads in its 2020 Corporate Citizenship Report, published in March 2021, and continuing with its 2020 and 2021 Corporate Social Responsibility Reports published in March 2021 and March 2022, respectively;

(H) the Company publicly reporting on an annual basis its priorities, initiatives, and workforce demographics starting with its 2019 Corporate Social Responsibility Report, published in April 2020, and continuing with its 2020, 2021, and 2022 Corporate Social Responsibility Reports published in March 2021, March 2022, and April 2023 respectively. The Company will continue to publicly report such information for a period of no less than four (4) years after final approval of a settlement; and

(I) the Company sharing its EEO-1 employee information via its website starting in 2021. The Company will continue to share such information on its website for a period of no less than four (4) years after final approval of a settlement.

Newell also acknowledges and agrees that the above actions conferred substantial benefits to Newell and Newell’s stockholders.

3.3 Meetings in Executive Session

Newell’s Corporate Governance Guidelines shall be revised to state that the independent directors of the Board shall have the power to call for reporting from any business unit at the executive sessions of Board meetings, including, without limitation, from audit and compliance segments.

3.4 Board Independence

The Company shall revise its Corporate Governance Guidelines to provide that no less than three-quarters of the Board shall be comprised of independent directors, as defined by the NASDAQ listing requirements, and that each independent director shall annually certify in writing that he or she meets the criteria for independence in accordance with NASDAQ listing requirements.

3.5 Enhanced Board Oversight of Stock Repurchases

The Company shall implement a procedure for approving and overseeing stock repurchases, which shall include the following measures:

(A) Before authorizing any program to repurchase the Company stock, the Board shall evaluate management’s recommendation and determine independently whether such a repurchase program is in the best interests of the Company; and

(B) The Board’s evaluation must support a finding that: (i) the proposed repurchases would be the best use of Company cash and serve the best interests of the Company and its stockholders; (ii) the proposed repurchases appropriately manage the Company’s capital and stockholder equity; and (iii) the repurchases will not, standing alone or when combined with material loss contingencies, have a material negative impact on the Company’s liquidity or capital structure.

Following authorization of a stock repurchase program, the Board or a committee thereof shall review and evaluate the program quarterly to confirm its assessment that the repurchase of shares at prevailing market prices is the best use of Company cash and appropriately manages Company capital. In connection therewith, the Board or a committee thereof shall consider whether significant developments, such as in the Company’s actual or expected operational performance, business strategy, relevant markets, risk profile, liquidity, capital structure, stock price, or material undisclosed information require a reevaluation or termination of the stock repurchase program.

3.6 Management-Level Disclosure Committee

The Company currently maintains a management-level Disclosure Committee, though its governing documents are not publicly-available. The Disclosure Committee Charter and the Company’s Disclosure Controls and Procedures shall be posted on the Company’s website. In addition, the Disclosure Committee Charter shall be amended to reflect to reflect the following additional responsibilities:

(A) Work with the Board’s Audit Committee to ensure the timely evaluation and accurate public disclosure of material information concerning any companies proposed to be or actually acquired by Newell, and the integration of such acquired companies into Newell thereafter; and

(B) Periodically, but at least quarterly, the Chair of the Disclosure Committee, or the Chair’s designee, shall provide a written report of the Committee’s activities or a copy of the Disclosure Committee minutes to the Board’s Audit Committee; the written report or minutes shall include the Disclosure Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls and Procedures.

Within six (6) months of the Court’s final approval of the Settlement, the Disclosure Committee shall, with the assistance of outside counsel, review Newell’s Disclosure Controls and Procedures and implement any changes deemed necessary. This review shall include an evaluation of the effectiveness of any newly-implemented controls and procedures and industry-leading oversight practices in connection with the Company’s disclosures.

3.7 Compensation and Human Capital Committee

The Compensation and Human Capital Committee shall conduct an annual review of the implementation of the Company’s current Recoupment Policy and include applicable disclosures as part of the annual Proxy Statement’s Compensation Discussion and Analysis. The Compensation and Human Capital Committee shall consult with the Company’s Legal Department and/or outside counsel to the extent necessary to complete its review.

The Compensation and Human Capital Committee shall be required to disclose in the Company’s annual Proxy Statement all targets and performance levels achieved for all completed performance periods for all metrics used in the compensation plan applicable to the named executive officers as determined under Securities and Exchange Commission rules.

3.8 Board Self Evaluation

The Company’s Corporate Governance Guidelines shall be revised to provide for mandatory evaluation of the effectiveness of the Board’s governance and oversight procedures in director questionnaires prepared and/or reviewed by the Nominating/Governance Committee, which shall consider the National Association of Corporate Directors’ guidance, or other authoritative sources of guidance, regarding governance best practices. The questionnaires shall address the adequacy and timeliness of information and advisory resources made available to the Board’s members; the adequacy of time provided to members for fact-finding, consultations with management, and deliberations; and the Chairperson’s effectiveness, among other matters. The Nominating/Governance Committee (directly or through a third party) will review the results and prepare summaries and recommendations for improvements, if any, to the whole Board and any relevant committees.

3.9 Non-Retaliation Policy

In addition to the guidance provided in the Company’s Code of Conduct, the Company shall adopt a specific written policy protecting whistleblowers (the “Non-Retaliation Policy”), that consists of the following:

(A) The Non-Retaliation Policy shall:

(i) Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Chief Ethics & Compliance Officer (“CECO”), the Chief Legal Officer (“CLO”), or the Company’s Ethics Hotline so that action may be taken to resolve the problem;

(ii) Communicate that any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of the Company’s Code of Ethics for Senior Financial Officers may be reported directly to the Audit Committee in accordance with the process described on the Company’s website under Reporting Allegations Relating to Accounting Matters;

(iii) Provide that these complaints shall be reviewed by the CECO, in consultation with and under the supervision of the Company’s CLO, and presented to the Nominating/Governance Committee of the Board; and

(iv) Communicate effectively that the Company is serious about adherence to its corporate governance policies and that whistleblowing is an important tool to achieve this goal.

(B) The Non-Retaliation Policy—with the endorsement of the Board and the most senior management of the Company—must adequately notify employees, independent contractors and vendors of the Company of the following:

(i) Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(ii) Whistleblower complaints may be directed to the CECO and the CLO in addition to the Ethics Hotline, and, in the case of complaints regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of the Company’s Code of Ethics for Senior Financial Officers, to the Audit Committee;

(iii) The complaints will be handled by these parties in confidence;

(iv) If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Non-Retaliation Policy just as if he or she directed the complaint to the CECO, the CLO, the Ethics Hotline, and/or the Audit Committee, as applicable; and

(v) The Company’s Code of Conduct and Non-Retaliation Policy shall contain the statement that it is both illegal and against the Company’s policy to retaliate against anyone who raises a concern in good faith; and include examples of forms of retaliation covered by the Code of Conduct and Non-Retaliation Policy (e.g., discharging, demoting, suspending, threatening, intimidating, harassing, or in any manner discriminating against whistleblowers).

(C) A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be memorialized in writing by the CECO and maintained for a period of not less than seven (7) years.

(D) At each regularly scheduled meeting, the Nominating/Governance Committee and, in the case of complaints relevant to financial reporting, the Audit Committee, shall be provided with a summary of the types of complaints received, as well as any material information resulting from any internal investigation into such complaints.

(E) The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet.

3.10 Securities Transaction Policy

The Company maintains a Securities Transaction Policy that governs the ability of Company insiders to trade in Company securities. The Securities Transaction Policy shall be amended as reflected in Exhibit 1 (redline against current policy) and Exhibit 2 (clean version of amended policy) hereto.

4. Settlement Procedures

4.1 Counsel for the Settling Defendants shall execute waivers of service of the Action promptly. With the exception of securing service of the filing of the Action, none of the Plaintiffs shall engage in any litigation activity in the Action or the Delaware Actions apart from activities related to seeking approval of the Settlement and/or as otherwise required by the respective courts.

4.2 Plaintiffs’ Counsel shall promptly cause the Stipulation together with its Exhibits to be submitted to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the Preliminary Approval Order), requesting: (i) the preliminary approval of the Settlement set forth in the Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to current Newell stockholders substantially in the form attached hereto as Exhibit A-1; and (iii) a date of the Settlement Hearing.

4.3 Within ten (10) business days following the Court’s entry of the Preliminary Approval Order, Newell shall cause the Stipulation and Notice to be filed with the SEC via a Current Report on Form 8-K or other appropriate filing. Within ten (10) business days following the Court’s entry of the Preliminary Approval Order and through the date of the Settlement Hearing, the SEC filing will be accessible via a link on the “Investor Relations” page at

https://ir.newellbrands.com/, the address of which shall be contained in the Notice. The cost and administration of the foregoing means of notice will be borne by Newell. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Newell. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to current Newell stockholders pursuant to applicable law and due process. No later than twenty-one (21) days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting of the Notice.

4.4 Plaintiff will also request that the Court hold a hearing in the Action (the “Settlement Hearing”) to consider and determine whether the Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Action against the Settling Defendants.

4.5 Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue any of the Derivative Matters; or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Derivative Matters or the Settlement.

4.6 Within three (3) calendar days of the Effective Date, Plaintiffs Andy Martindale, Larry R. Weber, and Jamie R. Butcher-Weber shall file a Notice of Dismissal with Prejudice of each of the Delaware Actions.

5. Releases

5.1 Upon the Effective Date, as defined in ¶ 7.1, Plaintiffs (acting on their own behalf and derivatively on behalf of Newell and its stockholders) and all other stockholders of Newell, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons.

5.2 Upon the Effective Date, as defined in ¶ 7.1, Plaintiffs (acting on their own behalf and derivatively on behalf of Newell and its stockholders) and all other stockholders of Newell, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.3 Upon the Effective Date, as defined in ¶ 7.1, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6. Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

6.1 After negotiating the material substantive terms of the Settlement, counsel for the Settling Parties, with the assistance of the Mediators, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon Newell and its stockholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon Newell and its stockholders, Newell, acting by and through its Board, has agreed that Settling Defendants shall cause to be paid to Plaintiffs’ Counsel one million seven hundred thousand dollars ($1,700,000) in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

6.2 The Settling Defendants shall cause the separately negotiated Fee and Expense Amount to be paid within thirty (30) days of the entry of an order from the Court preliminarily approving the Settlement via either a paper check or wire transfer into an account of The Brown Law Firm, P.C., subject to timely transmission by The Brown Law Firm, P.C. of wire instructions, check payee(s) information and tax identification numbers. The funds shall be releasable immediately upon entry of an order granting final approval of the Settlement and approving the Fee and Expense Amount or such other amount as may be awarded by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or overturned

6.3 The payment of the Fee and Expense Amount pursuant to ¶¶ 6.1 and 6.2, hereof shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Matters. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves pursuant to their agreement. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount, including any disputes regarding reimbursement of expenses, among them shall be presented to and be mediated, and, if necessary, finally decided and resolved, by the Mediators on the terms and subject to the processes and procedures set forth by the Mediators. The Mediators’ fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediators. Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto.

6.4 In light of the substantial benefits conferred by Plaintiffs’ efforts upon Newell and its stockholders through their litigation of the Derivative Matters, Plaintiffs may request the Court to approve service awards for each of them in an amount up to two thousand five hundred dollars ($2,500.00) (the “Service Awards”), to which Newell and the Settling Defendants shall not object. The Service Awards shall be funded solely from the Fee and Expense Amount.

7. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

7.1 The Effective Date shall be conditioned on the occurrence of all of the following events:

(a) the Court has entered the Court Approval Order, substantially in the form of Exhibit B attached hereto; and the Court has entered the Judgment, substantially in the form of Exhibit C attached hereto; and

(b) the Judgment has become final.

7.2 If any of the conditions specified in ¶ 7.1 become incapable of being met or satisfied, then the Stipulation shall be canceled and terminated subject to the provisions of ¶ 7.4, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval.

7.3 The Settling Parties shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the Court Approval Order in any material respect; (b) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (c) the date upon which the Judgment is modified or reversed in any material respect by the Appellate Division of the Superior Court or the New Jersey Supreme Court. The provisions of ¶ 7.4 below shall apply to any termination under this paragraph. Any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or payment of litigation expenses shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement.

7.4 If for any reason this Stipulation is terminated, or cancelled, or otherwise fails to become effective for any reason:

(a) The Settling Parties, Released Persons, and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

(b) All negotiations, proceedings, and documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Derivative Matters or in any other action or proceeding; and

(c) The terms and provisions of the Stipulation, with the exception of the provisions of ¶ 6.2, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

8. Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Newell’s current stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to, the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Court Approval Order shall contain a finding that during the course of the Derivative Matters, the Settling Parties and their respective counsel at all times acted in good faith in the prosecution, defense, or settlement of the Derivative Matters, and the Released Claims are being settled voluntarily by the Settling Defendants. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with the Mediators and legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

8.3 The Settling Parties agree that any disputes between or amongst the parties related to the Settlement or any of its terms shall be presented to and be mediated, and, if necessary, finally decided and resolved by the Mediators on the terms and subject to the processes and procedures determined by the Mediators.

8.4 Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Newell and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

8.5 Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Newell; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or Newell in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Court Approval Order, and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim

8.6 All designations and agreements made and orders entered during the course of the Actions relating to the confidentiality of documents or information shall survive this Settlement.

8.7 All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.9 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Matters and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

8.10 Except as otherwise provided herein, all parties, including all Settling Defendants, their counsel, Newell and its counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.

8.11 Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.12 Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

8.13 Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.14 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of all provisions of the Stipulation to be performed by such other party.

8.15 The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.16 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives, subject to ¶ 8.18 below.

8.17 Without affecting the finality of the Judgment, entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the Court Approval Order, and the Judgment, and for matters arising out of, concerning, or relating thereto.

8.18 This Stipulation shall survive any Change of Control of the Company, regardless of the effect a change in control will otherwise have on the litigation, including on the Corporate Governance Policies provided for herein, to the extent they remain applicable following a Change of Control. For purposes of this Paragraph, “Change of Control” means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions. Notwithstanding the foregoing, the requirements of Section 3 shall cease to apply to the Company if at any time the Company ceases to be a publicly-traded company registered under Section 12 or Section 15(d) of the Exchange Act.

8.19 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of New Jersey, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of New Jersey.

8.20 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.21 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.22 Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions in this Stipulation.

IN WITNESS THEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated June 7, 2023.

/s/ Vik Pawar

PAWAR LAW GROUP, P.C.

Vik Pawar

20 Vesey Street, Suite 1410

New York, New York 10007

Telephone: (212) 571-0805

vikrantpawaresq@gmail.com

Counsel for Plaintiff Michelle Streicher

/s/ Phillip Kim

THE ROSEN LAW FIRM, P.A.

Phillip Kim

Erica L. Stone

275 Madison Avenue, 40th Floor

New York, New York 10016

Telephone: (212) 686-1060

Facsimile: (212) 202-3827

pkim@rosenlegal.com

estone@rosenlegal.com

Counsel for Plaintiff Michelle Streicher

/s/ Timothy Brown

THE BROWN LAW FIRM

Timothy Brown

767 Third Avenue, Suite 2501

New York, New York 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

tbrown@thebrownlawfirm.net

Counsel for Plaintiff Andy Martindale

/s/ B. Warren Pope

KING & SPALDING LLP

B. Warren Pope

Bethany M. Rezek

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Telephone: (404) 572-4600

Facsimile: (404) 572-5100

wpope@kslaw.com

brezek@kslaw.com

Counsel for Defendants Michael B. Polk, John K. Stipancich, Scott H. Garber, Bradford R. Turner, Michael T. Cowhig, Thomas E. Clarke, Kevin C. Conroy, Scott S. Cowen, Domenico De Sole, Cynthia A. Montgomery, Christopher D. O’Leary, Jose Ignacio Perez-Lizaur, Michael A. Todman, Raymond G. Viault, James L. Cunningham III, Patrick D. Campbell, Bridget Ryan Berman, James R. Craigie, Brett M. Icahn, Jay L. Johnson, Gerardo I. Lopez, Courtney R. Mather, Ravi Saligram, Judith A. Sprieser, Robert A. Steele, and Steven J. Strobel and Nominal Defendant Newell Brands Inc.

/s/ Joel M. Eads

GREENBERG TRAURIG LLP

Joel M. Eads

1717 Arch StreetSuite 400

Philadelphia, Pennsylvania 19103

Telephone: (215) 988-7800

Facsimile: (215) 988-7801

joel.eads@gtlaw.com

Counsel for Defendants Ian G.H. Ashken, Martin E. Franklin, and Ros L’Esperance

/s/ Melinda A. Nicholson

KAHN SWICK & FOTI, LLC

Melinda A. Nicholson

Nicolas Kravitz

1100 Poydras Street, Suite 960

New Orleans, Louisiana 70163

Telephone: (504) 455-1400

Facsimile: (504) 455-1498

melinda.nicholson@ksfcounsel.com

nicolas.kravitz@ksfcounsel.com

Counsel for Plaintiffs Larry R. Weber and Jamie R. Butcher-Weber

/s/ Roger Sachar

NEWMAN FERRARA LLP

Roger Sachar

1250 Broadway, 27th Floor

New York, New York 100001

Telephone: (212) 619-5400

Facsimile: (212) 619-3090

rsachar@nfllp.com

Counsel for Plaintiffs Larry R. Weber and Jamie R. Butcher-Weber

EXHIBIT 1

Securities Transaction Policy

Policy Summary:

Newell Brands Inc., together with all of its direct and indirect subsidiaries (collectively, the “Company”) has instituted the following Securities Transaction Policy (the “Policy”), which applies to all of the Company’s directors, officers and employees (collectively, “Covered Persons”). However, as set forth herein, some provisions apply only to certain Covered Persons. The purpose of the Policy is to implement procedures designed to protect the Company and assist Covered Persons in complying with the requirements of the federal securities laws relating to transactions in the Company’s securities. The consequences of violating any of these requirements can be very serious to both you and the Company, and can include both civil and criminal penalties. Failure to comply with the Policy may also result in Company-imposed sanctions, including dismissal for cause, whether or not your failure to comply results in a violation of law. Your careful attention and adherence to the Policy is expected and appreciated.

Please refer all questions about this Policy to one of the Company’s Compliance Officers. The Company has designated the Company’s Chief Legal & Administrative Officer, Bradford R. Turner, and the Company’s Chief Securities Counsel, Raj B. Dave, as Compliance Officers, and has designated the Governance and Securities Paralegal as the Company’s Filing Coordinator. The Compliance Officers also will keep Covered Persons apprised of relevant current legal developments in the securities trading area. If any Covered Person becomes aware of an apparent violation of any provision of the Policy by any Covered Person, he/she must report the relevant facts to the Company’s Compliance Officer. In that event, as is the case with any consultation with an attorney employed by the Company, Company attorneys act exclusively for the Company and not as attorneys for any Covered Persons in his/her individual capacity.

Applicability:

All of the Company’s directors, officers and employees

Policy Specifics:

I.	INSIDER TRADING AND “TIPPING”

General Rule

Company Securities

As a general rule, Covered Persons who possess material non-public information about the Company, and persons who have received material non-public information from Covered Persons of the Company, are subject to the “abstain or disclose” rule—that is, they are required by the securities laws either (1) to refrain from both passing the Company information on to others (“tipping”) and from trading in or recommending the purchase or sale of Company securities or of options on (or any other derivatives relating to) those securities, or (2) to disclose such Company information to the investing public before trading in those securities. In virtually all cases, of course, it will be improper for the Covered Person to disclose any non-public information without the express prior permission of the original source of the information, such as senior Company

1

management. Thus, invariably a Covered Person with material non-public information cannot trade while in possession of that information or disclose the information to others who may trade. Impermissible tipping includes advising another person or entity to trade in Company securities when the Covered Person himself/herself is prohibited from trading. More generally, it is unlawful for a Covered Person to deceive anyone when transacting in Company securities. To avoid inadvertent tipping, Covered Persons should refrain from commenting on or responding to questions about the Company while in possession of material non-public information. This includes participating in internet “chat rooms,” “message boards,” or other discussion groups.

Securities of Other Companies

It is also generally impermissible to trade in securities of any company when the information was initially disclosed, or would be used, in breach of a duty to maintain the information in confidence. For example, such would be the case when someone obtains from a vendor or customer non-public information that is material to the value of a security issued by another entity. This also applies to information about another company that is obtained in confidence from the Company itself. This is sometimes referred to as “misappropriation,” another type of unlawful insider trading. The origin and nature of the duty of confidence in this context present complex legal questions. Accordingly, a Covered Person ~~shall~~ must resolve any uncertainty in favor of treating information as confidential where the information is material and non-public and the original source of the information has not given express permission to use the information to engage in a securities transaction.

Duration of the Prohibition on Insider Trading

The prohibitions in the prior two paragraphs remain in effect until the information has been substantially disclosed to the public or is no longer material. Thus, a Covered Person who is aware of material non-public information regarding the Company cannot trade in Company securities until that specific information has become public or is no longer material. Of course, if by that time the Covered Person has learned of additional material non-public information about the Company, the awareness of such subsequent information would independently preclude trading.

Violation of laws prohibiting insider trading can result in civil liability to third persons, civil penalties obtained by the government, fines and imprisonment.

Other Prohibitions

Covered Persons may not:

•	pledge Company securities, including purchase Company securities on margin; or

•	hedge any position they may have in Company securities.

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Materiality

Generally, a fact is considered material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. Examples of types of information that may be material, depending on the facts of the particular situation, include, but are not limited to, the following:

1.	A proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of significant assets.

2.	Significant information or estimates about revenues, earnings or other financial metrics.

3.	A proposal or agreement concerning a financial restructuring or an extraordinary borrowing.

4.	A proposal to issue or redeem securities or a development with respect to a pending issuance or redemption of securities.

5.	A proposal or action regarding the Company’s dividend policy, including a stock dividend or stock split.

6.	A significant expansion or contraction of operations, including planned layoffs.

7.	Significant increases or decreases in orders or information about major contracts (execution, termination, etc.).

8.	Liquidity problems, payment or covenant defaults or actions by creditors or suppliers relating to the Company’s credit standing.

9.	Significant management developments.

10.	Legal proceedings; and

11.	A significant data breach or cybersecurity incident

Any given item of information must be evaluated in light of all the relevant circumstances in order to make a determination as to materiality. Should you have any questions as to whether non-public information is material, you should consult with the Company’s Compliance Officer or his delegate.

Nonpublic Information

Nonpublic information is information that is not generally available to ordinary investors in the marketplace or in general circulation. In order to conclude that information is public, one must be able to point to some fact to show that the information is generally available, for example, its announcement in a press release, a filing with the Securities and Exchange Commission (“SEC”), or publication in a major news or other publication of general circulation, such as The Wall Street Journal. The appearance of information solely on a company’s Web site or social media account may not be sufficient to conclude that it has become “public” for these purposes.

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II.	SECURITIES TRANSACTIONS BY COVERED PERSONS

General Policy and Rules

All transactions in Covered Person Accounts are covered at all times by the prohibitions described in Part I of this Policy. For the purposes of this Policy, a “Covered Person Account” includes (1) the Covered Person’s own account, (2) accounts of the Covered Person’s spouse, domestic partner, any children and any other relatives (including by marriage) living in the Covered Person’s home, (3) any account in which any person listed in (1) or (2) has a beneficial interest, such as an IRA, and (4) any account over which any person listed in (1) or (2) exercises control or investment influence. Limitations on the scope of the meaning of “Covered Person Account” in the circumstances of a particular Covered Person may be made in writing by the Compliance Officer upon the written request of a Covered Person. Additional limitations on trading activities by directors and certain officers of the Company are described in Part VI of this program.

The Company discourages all Covered Persons from engaging in short–term speculative trading in Company securities. As set forth under Part IV of this Policy, certain Covered Persons are prohibited from purchasing or selling exchange-traded options on the Company’s securities. All Covered Persons are prohibited from engaging in excessive trading and trading that interferes with an employee’s job responsibilities. Covered Persons are expressly prohibited from engaging in frequent in and out trading in the securities of the Company in their Covered Person Accounts, including any account in the Newell Stock Fund under the Company’s 401(k) Plan.

Blackout Policy for Certain Covered Persons

This Policy prohibits trading in Company securities by members of the Newell Brands Inc. Board of Directors and certain Company employees, typically beginning on the fifteenth calendar day of the third month of each calendar quarter. This prohibition ends on the later of (i) the opening of trading on the first business day after the release of the Company’s earnings for the quarter; or (ii) 24 hours after such release. The Compliance Officer shall notify all Covered Persons when the prohibition on trading commences and ends. The Compliance Officer shall also have the discretion to extend a quarterly Blackout Period or institute a new Blackout Period. After the Blackout Period ends, all Covered Persons remain subject to the “General Rules on Covered Person Trading and Tipping” set forth in Part I of this program.

Who is covered by the Blackout Policy?

•	Members of the Board of Directors and Section 16 Officers of Newell Brands Inc.;

•	Executive Leadership Team members or members of any functionally similar committee established by the Chief Executive Officer of Newell Brands Inc.;

•	All Company employees with the title or job grade of Vice President or higher;

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•

All employees in Corporate Accounting, Corporate Internal Audit, Corporate Business Planning & Analysis, Investor Relations, Corporate Communications, Master Data & Information Delivery, Strategy & Analytics, Strategic Initiatives, Tax, and Treasury;

•	Any other employee designated by a Compliance Officer who has, or may have, access to the Company’s consolidated quarterly or annual financial results or other significant financial information; and

•	Covered Person Accounts of any of the persons listed above. It is the Covered Person’s responsibility to advise these other parties about the blackout requirement.

What transactions are PROHIBITED during a Blackout Period?

•

Purchase or sale of Company securities and related derivative securities, including transactions in the open market or through a broker or under a securities purchase or sale plan (unless in accordance with pre-arranged written plans that comply with SEC Rule 10b5-1);

•

Exercise of stock options where any Company stock, including any of the acquired stock, is sold in the market during the Blackout Period (unless in accordance with pre-arranged written plans that comply with SEC Rule 10b5-1);

•	Transfer of existing balances into or out of the Newell Stock Fund under the 401(k) Plan;

•	Elections that increase or decrease the rate of deferral contributions to the Newell Stock Fund under the 401(k) Plan; and

•	Elections to participate in, or to terminate participation in, the Company’s dividend reinvestment plan (or an equivalent plan offered through a third-party broker).

What transactions are PERMITTED during a Blackout Period?

•	Exercise of stock options, including cashless exercises, provided that no Company stock is sold in the market in connection with the option exercise;

•	Regular investment of deferral and matching contributions, including dividend reinvestments, in the Newell Stock Fund under the 401(k) Plan pursuant to pre-existing elections;

•	Regular reinvestment in the Company’s dividend reinvestment plan and employee stock purchase plan (or an equivalent plan offered through a third-party broker) pursuant to pre-existing elections;

•	Gifts of Company securities;

•	Transfer of Company securities that does not result in a change in beneficial ownership; and

•	Transactions that comply with SEC Rule 10b5-1 pre-arranged written plans.

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Any question whether a transaction is prohibited or permitted during a Blackout Period should be raised with the Compliance Officer.

In addition to the standard end-of-quarter Blackout Periods, the Company may, from time to time, impose other, event-specific Blackout Periods by notifying those persons who are affected.

A Covered Person who is subject to a Blackout Period and who has an unexpected and urgent need to sell Company securities in order to generate cash may, in appropriate circumstances, be permitted by the Compliance Officer to sell Company securities during a Blackout Period (a “Hardship Exception”). Any such Hardship Exception must be requested in writing (such as e-mail) at least two business days in advance of the proposed trade and may only be granted if the Compliance Officer concludes that (i) the information in possession of the requesting person regarding the Company’s earnings    for the applicable quarter does not constitute material non-public information, ~~and~~ (ii) there is no other material non-public information in the Covered Person’s possession regarding the Company or its securities, and (iii) there is no potential violation of an applicable Rule 10b5-1 plan. Every approval of a Hardship Exception shall be in writing (such as e-mail). The approval shall specify the amount of securities that may be sold and the time period during which the sale(s) may occur. Under no circumstances shall a Hardship Exception be granted during an event-specific Blackout Period or to a member of the Board of Directors or Section 16 officer.

III.	RULE 10b5-1

Covered Persons covered by the Blackout Policy who may wish to engage in transactions in Company securities, including gifts, that may occur during the Blackout or at some period when they may be aware of material non-public information regarding the Company or its securities and thus are prohibited from trading in those securities may pre-arrange such transactions in accordance with a plan that complies with SEC Rule 10b5-1. Rule 10b5-1 generally prohibits an individual from exercising any influence over the amount, price or timing of any trade once a plan is adopted.

A Rule 10b5-1 plan must not be entered into during a Blackout Period or at a time when the Covered Person is ~~not~~ aware of any material non-public information about the Company or its securities~~. Once the plan is adopted, the Covered Person generally cannot exercise any influence over the amount, price or timing of any trade, which must either be specified under the plan or delegated to an independent third party. Any Rule 10b5-1 plan must be approved in advance, in writing~~, and such plan must be entered into, adopted or modified in good faith and not as part of a plan or scheme to evade this Policy or the federal securities laws. Each Covered Person must provide a written certification of these statements to~~by~~ the Compliance Officer or his delegate.

All Rule 10b5-1 plans must contain a mandatory cooling off period following adoption or modification of a plan that begins on the date of plan adoption or modification and ends the later of (i) 90 days following plan adoption or modification and (ii) two business days following the filing of a Form 10-Q or 10-K by the Company covering the financial reporting period in which the plan was adopted or modified (but not to exceed 120 days following plan adoption or modification) before any trading can commence. The entry into, amendment or termination of any Rule 10b5-1 plan must be approved in advance, in writing, by the Compliance Officer or his delegate.

Any trades consummated pursuant to a Rule 10b5-1 plan must promptly be reported to the Compliance Officer or his delegate. Note that current SEC rules require the Company to disclose on a quarterly basis the name of each director or officer having an outstanding Rule 10b5-1 plan and the material terms of that plan.

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IV.	TRANSACTIONS IN LISTED OPTIONS

All Covered Persons who are subject to the Blackout Period are prohibited from buying or selling publicly traded options, including puts and calls, on the Company’s securities at any time. This prohibition applies whether or not any such Covered Person is in possession of any material non-public information and whether or not a Blackout Period is in effect.

V.	PRE-CLEARANCE POLICY

Covered Persons subject to the Pre-Clearance Policy are prohibited from engaging in any transaction in Company securities without pre-clearance. In order to obtain pre-clearance, Covered Persons subject to this requirement must contact the Compliance Officer in writing (such as e-mail) as far in advance as reasonably practicable before engaging in any transaction in the Company’s securities. Transactions prohibited by the Blackout Policy may not be pre-cleared.

Who is covered by the Pre-Clearance Policy?

•	Members of the Board of Directors and Section 16 officers of Newell Brands Inc.;

•	Executive Leadership Team members or members of any functionally similar committee established by the Chief Executive Officer of Newell Brands Inc.; and

•	Covered Person Accounts of any of the persons listed above. It is the Covered Person’s responsibility to advise these other parties about the pre-clearance requirement.

What transactions are PROHIBITED without prior clearance under the Pre-Clearance Policy?

All transactions in Company securities and related derivative securities must be pre-cleared with the Compliance Officer. No transaction subject to the Pre-Clearance Policy may be effected without prior written (such as e-mail) approval by the Compliance Officer. The approval shall specify the amount of securities to be purchased or sold and the period for which approval of the transactions is in effect. With the exception of a pre-clearance approval of transactions undertaken in accordance with a Rule 10b5-1 plan, any pre-clearance approval is automatically revoked by imposition of an event-specific Blackout Period.

Pre-clearance is particularly important because it will enable the Compliance Officer to confirm that the transaction complies with the reporting requirements under Section 16(a), Rule 10b-5, Rule 144 and all other applicable provisions of the federal securities laws and does not expose a buyer or seller to short-swing profit recovery under Section 16(b) for directors and certain officers. However, each person is ultimately responsible for his or her compliance with the federal securities laws and, in particular, the avoidance of short-swing profits.

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VI.	ADDITIONAL RESTRICTIONS AND PROCEDURES APPLICABLE ONLY TO DIRECTORS AND SECTION 16 OFFICERS

The Compliance Officer will assist directors and Section 16 officers in considering questions relating to their beneficial ownership of Company securities and their reporting obligations as well as possible liability associated with trading in such securities. The Filing Coordinator will be responsible for the preparation and filing of all Forms 3, 4 and 5 reports based on information furnished by directors and Section 16 officers.

Completion and Filing of Forms 3, 4 and 5

The Filing Coordinator will prepare, sign and file with the SEC, pursuant to powers of attorney obtained from and on behalf of each director and Section 16 officer of the Company, the following beneficial ownership reports:

•	An initial report on Form 3 to disclose holdings of the Company’s equity securities as of the date he or she becomes a director/Section 16 Officer within 10 calendar days;

•

Subsequent reports on Form 4 to disclose any change in beneficial ownership of the Company’s equity securities within two business days after the execution date (not the settlement date) of a transaction; and

•

Annual Reports on Form 5 to disclose any holding or transaction not previously disclosed (either because of a failure to file or an exemption from current reporting) by February 14 of each year. If a Covered Person is not required to file a Form 5 in a given year, the Filing Coordinator will prepare a statement for the Covered Person’s confirmation to the effect that the Covered Person has no obligation to file a Form 5.

Each director and Section 16 officer must provide the Filing Coordinator all relevant information with respect to any transaction to be undertaken in the Company’s securities (e.g., purchase or sale, the number of shares involved, the price, etc.). In some cases, the pertinent information may rest with the Section 16 officer or director’s broker or with family members, trusts, partnerships, corporations or other entities in which he or she has a reportable beneficial or pecuniary interest. In all cases, however, it is the Section 16 officer or director’s obligation to collect the required information and forward it to the Filing Coordinator to ensure a complete, accurate and timely filing. Given the two business-day filing deadline, directors and Section 16 officers will not have an opportunity to review the form prior to filing, but a copy of the filed form will be provided to them. Please review the copy of the filed form and let the Filing Coordinator know as soon as possible if there are any changes that could require the filing of an amendment.

Compliance with Rule 144

All sales of the Company’s securities by a director or Section 16 officer of the Company shall be made in compliance with SEC Rule 144. Any director or Section 16 officer contemplating the sale of the Company’s securities must first contact the Compliance Officer and instruct his or her broker to do the same. The Filing Coordinator will assist the director/Section 16 officer or his/her broker with the preparation and filing of any required Form 144. This includes coordination between the Compliance Officer and the seller’s broker in connection with sales pursuant to Rule 10b5-1 plans.

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Prohibited Transactions

Members of the Board of Directors and Section 16 officers of Newell Brands Inc. also must comply with the following trading prohibitions:

•	No “short selling” of the Company’s securities; and

•	No trading during a pension plan blackout period.

VII.	~~Corrective Action for Non-Compliance:~~CORRECTIVE ACTION FOR NON-COMPLIANCE AND PROCEDURES FOR PROCESSING COMPLAINTS

Failure to comply with this policy may include corrective action and enforcement subject to local legal requirements.

Questions about the Policy should be directed to a Compliance Officer. Complaints regarding this Policy, or a report of any violation of this Policy, may be submitted confidentially or anonymously via email to a Compliance Officer, ethics@newellco.com or via the ethics hotline at https://secure.ethicspoint.com/domain/media/en/gui/52773/index.html.

Upon receipt of a complaint, the Compliance Officer will: (i) determine whether the complaint relates to the Securities Transaction Policy; and (ii) when possible, acknowledge receipt of the complaint to the sender. The review process shall, to the fullest extent possible, honor the confidentiality of the complainant.

Prompt and appropriate corrective action will be taken when and as warranted by a determination of the Compliance Officer. The Compliance Officer may utilize outside legal counsel and other experts and advisors to investigate allegations of improper insider trading.

The Chief Ethics & Compliance Officer shall maintain a record of all complaints, including, but not limited to, (a) substance of complaint; (b) date of receipt of the complaint; (c) actions taken to investigate the complaint and the dates on which such actions were taken; (d) recommendations made in response to the complaint and the date such recommendations were made; and (e) outcome of the investigation into the complaint and the date such determination was made (collectively, the “CO’s Log”). The above information shall be maintained on the CO’s Log for four (4) years from the date a complaint is made.

The Company will not take any inappropriate retaliatory action against any Company employee with respect to good faith reporting of complaints relating to or arising out of the Securities Transaction Policy.

The Company’s intent is to comply with all controlling national, federal, state, and local laws, rules, regulations and ordinances. If any portion of this Policy conflicts with any such law, the controlling law applies. This Policy shall be reviewed by the Compliance Officer on a periodic basis. Newell may modify, revise, amend or delete its policies and procedures in whole or in part, with or without notice, as it deems necessary or appropriate and/or to comply with changes in the law. This Policy is not intended, nor should it be construed, as a guarantee or promise of employment for any specific length of time, or to create a contract of employment or other contractual rights.

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Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary

Revision history: Updated ~~June 2020~~
Policy Owner: Chief Securities Counsel
Executive Sponsor: Chief Legal & Administrative Officer

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EXHIBIT 2

Securities Transaction Policy

Policy Summary:

Newell Brands Inc., together with all of its direct and indirect subsidiaries (collectively, the “Company”) has instituted the following Securities Transaction Policy (the “Policy”), which applies to all of the Company’s directors, officers and employees (collectively, “Covered Persons”). However, as set forth herein, some provisions apply only to certain Covered Persons. The purpose of the Policy is to implement procedures designed to protect the Company and assist Covered Persons in complying with the requirements of the federal securities laws relating to transactions in the Company’s securities. The consequences of violating any of these requirements can be very serious to both you and the Company, and can include both civil and criminal penalties. Failure to comply with the Policy may also result in Company-imposed sanctions, including dismissal for cause, whether or not your failure to comply results in a violation of law. Your careful attention and adherence to the Policy is expected and appreciated.

Please refer all questions about this Policy to one of the Company’s Compliance Officers. The Company has designated the Company’s Chief Legal & Administrative Officer, Bradford R. Turner, and the Company’s Chief Securities Counsel, Raj B. Dave, as Compliance Officers, and has designated the Governance and Securities Paralegal as the Company’s Filing Coordinator. The Compliance Officers also will keep Covered Persons apprised of relevant current legal developments in the securities trading area. If any Covered Person becomes aware of an apparent violation of any provision of the Policy by any Covered Person, he/she must report the relevant facts to the Company’s Compliance Officer. In that event, as is the case with any consultation with an attorney employed by the Company, Company attorneys act exclusively for the Company and not as attorneys for any Covered Persons in his/her individual capacity.

Applicability:

All of the Company’s directors, officers and employees

Policy Specifics:

I.	INSIDER TRADING AND “TIPPING”

General Rule

Company Securities

As a general rule, Covered Persons who possess material non-public information about the Company, and persons who have received material non-public information from Covered Persons of the Company, are subject to the “abstain or disclose” rule—that is, they are required by the securities laws either (1) to refrain from both passing the Company information on to others (“tipping”) and from trading in or recommending the purchase or sale of Company securities or of options on (or any other derivatives relating to) those securities, or (2) to disclose such Company information to the investing public before trading in those securities. In virtually all cases, of course, it will be improper for the

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Covered Person to disclose any non-public information without the express prior permission of the original source of the information, such as senior Company management. Thus, invariably a Covered Person with material non-public information cannot trade while in possession of that information or disclose the information to others who may trade. Impermissible tipping includes advising another person or entity to trade in Company securities when the Covered Person himself/herself is prohibited from trading. More generally, it is unlawful for a Covered Person to deceive anyone when transacting in Company securities. To avoid inadvertent tipping, Covered Persons should refrain from commenting on or responding to questions about the Company while in possession of material non-public information. This includes participating in internet “chat rooms,” “message boards,” or other discussion groups.

Securities of Other Companies

It is also generally impermissible to trade in securities of any company when the information was initially disclosed, or would be used, in breach of a duty to maintain the information in confidence. For example, such would be the case when someone obtains from a vendor or customer non-public information that is material to the value of a security issued by another entity. This also applies to information about another company that is obtained in confidence from the Company itself. This is sometimes referred to as “misappropriation,” another type of unlawful insider trading. The origin and nature of the duty of confidence in this context present complex legal questions. Accordingly, a Covered Person must resolve any uncertainty in favor of treating information as confidential where the information is material and non-public and the original source of the information has not given express permission to use the information to engage in a securities transaction.

Duration of the Prohibition on Insider Trading

The prohibitions in the prior two paragraphs remain in effect until the information has been substantially disclosed to the public or is no longer material. Thus, a Covered Person who is aware of material non-public information regarding the Company cannot trade in Company securities until that specific information has become public or is no longer material. Of course, if by that time the Covered Person has learned of additional material non-public information about the Company, the awareness of such subsequent information would independently preclude trading.

Violation of laws prohibiting insider trading can result in civil liability to third persons, civil penalties obtained by the government, fines and imprisonment.

Other Prohibitions

Covered Persons may not:

•	pledge Company securities, including purchase Company securities on margin; or

•	hedge any position they may have in Company securities.

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Materiality

Generally, a fact is considered material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. Examples of types of information that may be material, depending on the facts of the particular situation, include, but are not limited to, the following:

12.	A proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of significant assets.

13.	Significant information or estimates about revenues, earnings or other financial metrics.

14.	A proposal or agreement concerning a financial restructuring or an extraordinary borrowing.

15.	A proposal to issue or redeem securities or a development with respect to a pending issuance or redemption of securities.

16.	A proposal or action regarding the Company’s dividend policy, including a stock dividend or stock split.

17.	A significant expansion or contraction of operations, including planned layoffs.

18.	Significant increases or decreases in orders or information about major contracts (execution, termination, etc.).

19.	Liquidity problems, payment or covenant defaults or actions by creditors or suppliers relating to the Company’s credit standing.

20.	Significant management developments.

21.	Legal proceedings; and

22.	A significant data breach or cybersecurity incident

Any given item of information must be evaluated in light of all the relevant circumstances in order to make a determination as to materiality. Should you have any questions as to whether non-public information is material, you should consult with the Company’s Compliance Officer or his delegate.

Nonpublic Information

Nonpublic information is information that is not generally available to ordinary investors in the marketplace or in general circulation. In order to conclude that information is public, one must be able to point to some fact to show that the information is generally available, for example, its announcement in a press release, a filing with the Securities and Exchange Commission (“SEC”), or publication in a major news or other publication of general circulation, such as The Wall Street Journal. The appearance of information solely on a company’s Web site or social media account may not be sufficient to conclude that it has become “public” for these purposes.

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II.	SECURITIES TRANSACTIONS BY COVERED PERSONS

General Policy and Rules

All transactions in Covered Person Accounts are covered at all times by the prohibitions described in Part I of this Policy. For the purposes of this Policy, a “Covered Person Account” includes (1) the Covered Person’s own account, (2) accounts of the Covered Person’s spouse, domestic partner, any children and any other relatives (including by marriage) living in the Covered Person’s home, (3) any account in which any person listed in (1) or (2) has a beneficial interest, such as an IRA, and (4) any account over which any person listed in (1) or (2) exercises control or investment influence. Limitations on the scope of the meaning of “Covered Person Account” in the circumstances of a particular Covered Person may be made in writing by the Compliance Officer upon the written request of a Covered Person. Additional limitations on trading activities by directors and certain officers of the Company are described in Part VI of this program.

The Company discourages all Covered Persons from engaging in short–term speculative trading in Company securities. As set forth under Part IV of this Policy, certain Covered Persons are prohibited from purchasing or selling exchange-traded options on the Company’s securities. All Covered Persons are prohibited from engaging in excessive trading and trading that interferes with an employee’s job responsibilities. Covered Persons are expressly prohibited from engaging in frequent in and out trading in the securities of the Company in their Covered Person Accounts, including any account in the Newell Stock Fund under the Company’s 401(k) Plan.

Blackout Policy for Certain Covered Persons

This Policy prohibits trading in Company securities by members of the Newell Brands Inc. Board of Directors and certain Company employees, typically beginning on the fifteenth calendar day of the third month of each calendar quarter. This prohibition ends on the later of (i) the opening of trading on the first business day after the release of the Company’s earnings for the quarter; or (ii) 24 hours after such release. The Compliance Officer shall notify all Covered Persons when the prohibition on trading commences and ends. The Compliance Officer shall also have the discretion to extend a quarterly Blackout Period or institute a new Blackout Period. After the Blackout Period ends, all Covered Persons remain subject to the “General Rules on Covered Person Trading and Tipping” set forth in Part I of this program.

Who is covered by the Blackout Policy?

•	Members of the Board of Directors and Section 16 Officers of Newell Brands Inc.;

•	Executive Leadership Team members or members of any functionally similar committee established by the Chief Executive Officer of Newell Brands Inc.;

•	All Company employees with the title or job grade of Vice President or higher;

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•

All employees in Corporate Accounting, Corporate Internal Audit, Corporate Business Planning & Analysis, Investor Relations, Corporate Communications, Master Data & Information Delivery, Strategy & Analytics, Strategic Initiatives, Tax, and Treasury;

•	Any other employee designated by a Compliance Officer who has, or may have, access to the Company’s consolidated quarterly or annual financial results or other significant financial information; and

•	Covered Person Accounts of any of the persons listed above. It is the Covered Person’s responsibility to advise these other parties about the blackout requirement.

What transactions are PROHIBITED during a Blackout Period?

•

Purchase or sale of Company securities and related derivative securities, including transactions in the open market or through a broker or under a securities purchase or sale plan (unless in accordance with pre-arranged written plans that comply with SEC Rule 10b5-1);

•

Exercise of stock options where any Company stock, including any of the acquired stock, is sold in the market during the Blackout Period (unless in accordance with pre-arranged written plans that comply with SEC Rule 10b5-1);

•	Transfer of existing balances into or out of the Newell Stock Fund under the 401(k) Plan;

•	Elections that increase or decrease the rate of deferral contributions to the Newell Stock Fund under the 401(k) Plan; and

•	Elections to participate in, or to terminate participation in, the Company’s dividend reinvestment plan (or an equivalent plan offered through a third-party broker).

What transactions are PERMITTED during a Blackout Period?

•	Exercise of stock options, including cashless exercises, provided that no Company stock is sold in the market in connection with the option exercise;

•	Regular investment of deferral and matching contributions, including dividend reinvestments, in the Newell Stock Fund under the 401(k) Plan pursuant to pre-existing elections;

•	Regular reinvestment in the Company’s dividend reinvestment plan and employee stock purchase plan (or an equivalent plan offered through a third-party broker) pursuant to pre-existing elections;

•	Gifts of Company securities;

•	Transfer of Company securities that does not result in a change in beneficial ownership; and

•	Transactions that comply with SEC Rule 10b5-1 pre-arranged written plans.

Any question whether a transaction is prohibited or permitted during a Blackout Period should be raised with the Compliance Officer.

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In addition to the standard end-of-quarter Blackout Periods, the Company may, from time to time, impose other, event-specific Blackout Periods by notifying those persons who are affected.

A Covered Person who is subject to a Blackout Period and who has an unexpected and urgent need to sell Company securities in order to generate cash may, in appropriate circumstances, be permitted by the Compliance Officer to sell Company securities during a Blackout Period (a “Hardship Exception”). Any such Hardship Exception must be requested in writing (such as e-mail) at least two business days in advance of the proposed trade and may only be granted if the Compliance Officer concludes that (i) the information in possession of the requesting person regarding the Company’s earnings    for the applicable quarter does not constitute material non-public information, (ii) there is no other material non-public information in the Covered Person’s possession regarding the Company or its securities, and (iii) there is no potential violation of an applicable Rule 10b5-1 plan. Every approval of a Hardship Exception shall be in writing (such as e-mail). The approval shall specify the amount of securities that may be sold and the time period during which the sale(s) may occur. Under no circumstances shall a Hardship Exception be granted during an event-specific Blackout Period or to a member of the Board of Directors or Section 16 officer.

III.	RULE 10b5-1

Covered Persons covered by the Blackout Policy who may wish to engage in transactions in Company securities, including gifts, that may occur during the Blackout or at some period when they may be aware of material non-public information regarding the Company or its securities and thus are prohibited from trading in those securities may pre-arrange such transactions in accordance with a plan that complies with SEC Rule 10b5-1. Rule 10b5-1 generally prohibits an individual from exercising any influence over the amount, price or timing of any trade once a plan is adopted.

A Rule 10b5-1 plan must not be entered into during a Blackout Period or at a time when the Covered Person is aware of any material non-public information about the Company or its securities, and such plan must be entered into, adopted or modified in good faith and not as part of a plan or scheme to evade this Policy or the federal securities laws. Each Covered Person must provide a written certification of these statements to the Compliance Officer or his delegate.

All Rule 10b5-1 plans must contain a mandatory cooling off period following adoption or modification of a plan that begins on the date of plan adoption or modification and ends the later of (i) 90 days following plan adoption or modification and (ii) two business days following the filing of a Form 10-Q or 10-K by the Company covering the financial reporting period in which the plan was adopted or modified (but not to exceed 120 days following plan adoption or modification) before any trading can commence. The entry into, amendment or termination of any Rule 10b5-1 plan must be approved in advance, in writing, by the Compliance Officer or his delegate.

Any trades consummated pursuant to a Rule 10b5-1 plan must promptly be reported to the Compliance Officer or his delegate. Note that current SEC rules require the Company to disclose on a quarterly basis the name of each director or officer having an outstanding Rule 10b5-1 plan and the material terms of that plan.

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IV.	TRANSACTIONS IN LISTED OPTIONS

All Covered Persons who are subject to the Blackout Period are prohibited from buying or selling publicly traded options, including puts and calls, on the Company’s securities at any time. This prohibition applies whether or not any such Covered Person is in possession of any material non-public information and whether or not a Blackout Period is in effect.

V.	PRE-CLEARANCE POLICY

Covered Persons subject to the Pre-Clearance Policy are prohibited from engaging in any transaction in Company securities without pre-clearance. In order to obtain pre-clearance, Covered Persons subject to this requirement must contact the Compliance Officer in writing (such as e-mail) as far in advance as reasonably practicable before engaging in any transaction in the Company’s securities. Transactions prohibited by the Blackout Policy may not be pre-cleared.

Who is covered by the Pre-Clearance Policy?

•	Members of the Board of Directors and Section 16 officers of Newell Brands Inc.;

•	Executive Leadership Team members or members of any functionally similar committee established by the Chief Executive Officer of Newell Brands Inc.; and

•	Covered Person Accounts of any of the persons listed above. It is the Covered Person’s responsibility to advise these other parties about the pre-clearance requirement.

What transactions are PROHIBITED without prior clearance under the Pre-Clearance Policy?

All transactions in Company securities and related derivative securities must be pre-cleared with the Compliance Officer. No transaction subject to the Pre-Clearance Policy may be effected without prior written (such as e-mail) approval by the Compliance Officer. The approval shall specify the amount of securities to be purchased or sold and the period for which approval of the transactions is in effect. With the exception of a pre-clearance approval of transactions undertaken in accordance with a Rule 10b5-1 plan, any pre-clearance approval is automatically revoked by imposition of an event-specific Blackout Period.

Pre-clearance is particularly important because it will enable the Compliance Officer to confirm that the transaction complies with the reporting requirements under Section 16(a), Rule 10b-5, Rule 144 and all other applicable provisions of the federal securities laws and does not expose a buyer or seller to short-swing profit recovery under Section 16(b) for directors and certain officers. However, each person is ultimately responsible for his or her compliance with the federal securities laws and, in particular, the avoidance of short-swing profits.

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VI.	ADDITIONAL RESTRICTIONS AND PROCEDURES APPLICABLE ONLY TO DIRECTORS AND SECTION 16 OFFICERS

The Compliance Officer will assist directors and Section 16 officers in considering questions relating to their beneficial ownership of Company securities and their reporting obligations as well as possible liability associated with trading in such securities. The Filing Coordinator will be responsible for the preparation and filing of all Forms 3, 4 and 5 reports based on information furnished by directors and Section 16 officers.

Completion and Filing of Forms 3, 4 and 5

The Filing Coordinator will prepare, sign and file with the SEC, pursuant to powers of attorney obtained from and on behalf of each director and Section 16 officer of the Company, the following beneficial ownership reports:

•	An initial report on Form 3 to disclose holdings of the Company’s equity securities as of the date he or she becomes a director/Section 16 Officer within 10 calendar days;

•

Subsequent reports on Form 4 to disclose any change in beneficial ownership of the Company’s equity securities within two business days after the execution date (not the settlement date) of a transaction; and

•

Annual Reports on Form 5 to disclose any holding or transaction not previously disclosed (either because of a failure to file or an exemption from current reporting) by February 14 of each year. If a Covered Person is not required to file a Form 5 in a given year, the Filing Coordinator will prepare a statement for the Covered Person’s confirmation to the effect that the Covered Person has no obligation to file a Form 5.

Each director and Section 16 officer must provide the Filing Coordinator all relevant information with respect to any transaction to be undertaken in the Company’s securities (e.g., purchase or sale, the number of shares involved, the price, etc.). In some cases, the pertinent information may rest with the Section 16 officer or director’s broker or with family members, trusts, partnerships, corporations or other entities in which he or she has a reportable beneficial or pecuniary interest. In all cases, however, it is the Section 16 officer or director’s obligation to collect the required information and forward it to the Filing Coordinator to ensure a complete, accurate and timely filing. Given the two business-day filing deadline, directors and Section 16 officers will not have an opportunity to review the form prior to filing, but a copy of the filed form will be provided to them. Please review the copy of the filed form and let the Filing Coordinator know as soon as possible if there are any changes that could require the filing of an amendment.

Compliance with Rule 144

All sales of the Company’s securities by a director or Section 16 officer of the Company shall be made in compliance with SEC Rule 144. Any director or Section 16 officer contemplating the sale of the Company’s securities must first contact the Compliance Officer and instruct his or her broker to do the same. The Filing Coordinator will assist the director/Section 16 officer or his/her broker with the preparation and filing of any required Form 144. This includes coordination between the Compliance Officer and the seller’s broker in connection with sales pursuant to Rule 10b5-1 plans.

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Prohibited Transactions

Members of the Board of Directors and Section 16 officers of Newell Brands Inc. also must comply with the following trading prohibitions:

•	No “short selling” of the Company’s securities; and

•	No trading during a pension plan blackout period.

VII.	CORRECTIVE ACTION FOR NON-COMPLIANCE AND PROCEDURES FOR PROCESSING COMPLAINTS

Failure to comply with this policy may include corrective action and enforcement subject to local legal requirements.

Questions about the Policy should be directed to a Compliance Officer. Complaints regarding this Policy, or a report of any violation of this Policy, may be submitted confidentially or anonymously via email to a Compliance Officer, ethics@newellco.com or via the ethics hotline at https://secure.ethicspoint.com/domain/media/en/gui/52773/index.html.

Upon receipt of a complaint, the Compliance Officer will: (i) determine whether the complaint relates to the Securities Transaction Policy; and (ii) when possible, acknowledge receipt of the complaint to the sender. The review process shall, to the fullest extent possible, honor the confidentiality of the complainant.

Prompt and appropriate corrective action will be taken when and as warranted by a determination of the Compliance Officer. The Compliance Officer may utilize outside legal counsel and other experts and advisors to investigate allegations of improper insider trading.

The Chief Ethics & Compliance Officer shall maintain a record of all complaints, including, but not limited to, (a) substance of complaint; (b) date of receipt of the complaint; (c) actions taken to investigate the complaint and the dates on which such actions were taken; (d) recommendations made in response to the complaint and the date such recommendations were made; and (e) outcome of the investigation into the complaint and the date such determination was made (collectively, the “CO’s Log”). The above information shall be maintained on the CO’s Log for four (4) years from the date a complaint is made.

The Company will not take any inappropriate retaliatory action against any Company employee with respect to good faith reporting of complaints relating to or arising out of the Securities Transaction Policy.

The Company’s intent is to comply with all controlling national, federal, state, and local laws, rules, regulations and ordinances. If any portion of this Policy conflicts with any such law, the controlling law applies. This Policy shall be reviewed by the Compliance Officer on a periodic basis. Newell may modify, revise, amend or delete its policies and procedures in whole or in part, with or without notice, as it deems necessary or appropriate and/or to comply with changes in the law. This Policy is not intended, nor should it be construed, as a guarantee or promise of employment for any specific length of time, or to create a contract of employment or other contractual rights.

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Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary

Revision history: Updated
Policy Owner: Chief Securities Counsel
Executive Sponsor: Chief Legal & Administrative Officer

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EXHIBIT A

MICHELLE STREICHER,

Plaintiff,

vs.

MICHAEL B. POLK, JOHN K. STIPANCICH, SCOTT H. GARBER, BRADFORD R. TURNER, THOMAS E. CLARKE, KEVIN V. CONROY, SCOTT S. COWEN, MICHAEL T. COWHIG, DOMENICO DE SOLE, CYNTHIA A. MONTGOMERY, CHRISTOPHER D. O’LEARY, JOSE IGNACIO PEREZ-LIZAUR, STEVEN J. STROBEL, MICHAEL A. TODMAN, RAYMOND G. VIAULT, IAN G.H. ASHKEN, MARTIN E. FRANKLIN, ROS L’ESPERANCE, JAMES R. CRAIGIE, BRETT M. ICAHN, GERARDO I. LOPEZ, COURTNEY R. MATHER, and ROBERT A. STEELE

Defendants,

and

NEWELL BRANDS INC.

Nominal Defendant.

SUPERIOR COURT OF NEW JERSEY LAW DIVISION: HUDSON COUNTY DOCKET NO.: HUD-L-001853-23 Civil Action EX. A - [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the above-captioned derivative action entitled Streicher v. Polk, et al. (the “Action”), is pending in this Court;

WHEREAS, Plaintiff Michelle Streicher (“Plaintiff”) has moved for an order: (i) preliminarily approving the settlement of the Action, in accordance with a Stipulation of Settlement, dated June 7, 2023 (the “Stipulation” or “Settlement”), which, together with the Exhibits annexed thereto, set forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice; and (ii) approving the dissemination of the Notice of Proposed Derivative Settlement;

WHEREAS, Larry R. Weber and Jamie R. Butcher-Weber, plaintiffs in a stockholder derivative action captioned Butcher-Weber, et al v. Polk, et al, Case No. 1:20-cv-1792-CFC, pending in the United States District Court for the District of Delaware, and Andy Martindale (collectively with Michelle Streicher, Larry R. Weber, and Jamie R. Butcher-Weber, the “Plaintiffs”), plaintiff in a stockholder derivative action captioned In re Newell Brands Inc. Derivative Litigation, Case No. 1:18-cv-1696-CFC, pending in the United States District Court for the District of Delaware (collectively, the “Delaware Actions”), are parties to the Stipulation and are also seeking preliminary approval of the Settlement.

WHEREAS, all capitalized terms contained herein shall have the meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing;

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action, as being fair, reasonable, and adequate.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on ___________, 2023, at __:___ __.m., either remotely or in person, and, if in person, at the William J. Brennan Jr. Courthouse, 583 Newark Avenue, Jersey City, NJ 07306, to determine: (i) whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) whether the Notice fully satisfies the requirements of due process; (iii) whether the Court Approval Order and a Judgment as provided in ¶ 1.4 and ¶ 1.10 of the Stipulation should be entered herein; (iv) whether the Fee and Expense Amount should be approved; and (v) to consider any other matters that the Court may deem appropriate.

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3. The Court reserves the right to: (i) approve the Settlement, with such modifications agreed upon by counsel for the Settling Parties without further notice to current Newell Brands Inc. (“Newell” or the “Company”) stockholders; and (ii) continue or adjourn the Settlement Hearing, by oral announcement at the hearing or at the adjournment therefore without further notice to current Newell stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to current Newell stockholders.

4. The Court approves, as to form and content, the Notice of Proposed Derivative Settlement annexed as Exhibit A-1 hereto and finds that the dissemination of the Notice and Stipulation, substantially in the manner and form set forth in this Order, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto.

5. Not later than ten (10) business days following entry of this Order, Newell shall:

a. cause a copy of the Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation to be filed with the U.S. Securities and Exchange Commission (“SEC”) along with an SEC Form 8-K or other appropriate filing; and

b. create a link to the SEC filing on the Company’s “Investor Relations” page of https://ir.newellbrands.com/, the address of which shall be contained in the Notice; the link will be accessible through the date of the Settlement Hearing.

6. All costs incurred in the filing and posting of the Notice of the Settlement in the manner set forth above or as otherwise ordered by the Court shall be paid by Newell, and Newell shall undertake all administrative responsibility for such filing and posting.

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7. Not later than twenty-one (21) days before the Settlement Hearing, Newell’s Counsel shall serve on Plaintiffs’ Counsel and file with the Court proof, by affidavit or declaration, that it has complied with ¶ 5 above.

8. Pending final determination by the Court of whether the Settlement should be approved, Plaintiffs, all other Newell stockholders, or anyone acting or purporting to act on behalf of any of the aforementioned persons, are hereby barred and enjoined from commencing, prosecuting, instituting, filing, intervening in, participating in, or receiving any benefits or other relief from any other action, lawsuit, arbitration, or administrative, regulatory or other proceeding or order in any court, tribunal, jurisdiction, or forum, as to any of the Released Persons based on or relating in any way to any of the Released Claims; provided, however, that Newell, the Settling Defendants, and any of the Released Persons may seek to prevent or stay any other action or claims seeking to assert any of the Released Claims. All proceedings and discovery in the Actions shall be stayed except as otherwise provided for in the Stipulation, and no party to the Action or any Newell stockholder shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

9. All papers in support of the Settlement and the separately negotiated attorneys’ fees and expenses shall be filed with the Court and served thirty (30) calendar days before the Settlement Hearing, and any reply briefs shall be filed with the Court seven (7) calendar days before the Settlement Hearing.

10. Any current Newell stockholders who wish to object to the fairness, reasonableness, or adequacy of the Settlement or to any term(s) of the Settlement must serve their objection upon both Plaintiffs’ Counsel and Defendants’ Counsel (as set forth below) and file with the Court a statement of objection (“Objection”), which must be received and filed no later than

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______________________, 2023 (which date shall be at least fourteen (14) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order). Any objection must be done through a current Newell stockholder or their counsel, at their own expense. Any Objection must set forth the specific facts and legal justifications thereof. In addition, the Objection must include the caption of the Action and the following information: (i) the current Newell stockholder’s name, address, telephone number, and email address (if available); (ii) the number of shares of Newell stock the current Newell stockholder currently holds, together with third-party documentary evidence thereof, such as the most recent account statement showing current share ownership; (iii) if the objection is made by the current Newell stockholder’s counsel, that counsel’s name, address, telephone number, and email address; (iv) a statement of specific objection(s) to the Settlement, the grounds therefor, or the reasons to appear and be heard, and the attachment of all documents or writings in support thereof; (v) the identities of any witnesses such Person intends to call at the Settlement Hearing and a summary of their likely testimony; and (vi) a list–including dates, courts, case names and numbers, and dispositions–of any other settlements to which the individual or entity has objected during the previous seven (7) years.

11. Any attorney retained by a current Newell stockholder for the purpose of objecting must file a notice of appearance and serve the same upon both Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) on or before ______________________, 2023 (which date shall be at least fourteen (14) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

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12. Any current Newell stockholder who wishes to file an Objection does not need to attend the Settlement Hearing. However, any current Newell stockholder who files and serves a timely Objection pursuant to this Preliminary Approval Order may appear at the Settlement Hearing either in person or through counsel. Any current Newell stockholder’s counsel who intends to make an appearance at the Settlement Hearing must file with the Court and serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) a notice of intention to appear on or before ______________________, 2023 (which date shall be at least fourteen (14) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

13. Any submission made pursuant to Paragraphs 10 through 12 of this Preliminary Approval Order must be sent or delivered to the following addresses:

a.	The Court:

Clerk of the Court

Superior Court of New Jersey, Law Division: Hudson County

William J. Brennan Jr. Courthouse

583 Newark Avenue

Jersey City, New Jersey 07306

b.	Plaintiffs’ Counsel:

Phillip Kim

The Rosen Law Firm, P.A.

275 Madison Avenue, 40th Floor

New York, New York 10016

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, New York 10017

and

Melinda Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 960

New Orleans, Louisiana 70163

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c.	Defendants’ Counsel:

B. Warren Pope

Bethany M. Rezek

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

and

Joel M. Eads

Greenberg Traurig LLP

1717 Arch Street

Suite 400

Philadelphia, Pennsylvania 19103

14. Plaintiffs’ Counsel and Defendants’ Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession.

15. Any current Newell stockholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit all rights they may otherwise be entitled to related to the Settlement or Settlement Hearing. Current Newell stockholders do not need to appear at the hearing or take any other action to indicate their approval of the Settlement.

16. Any current Newell stockholder who submits an Objection shall be deemed to have consented to the exclusive jurisdiction of this Court with respect to the Objection and all issues related thereto, including any order issued or findings made by the Court regarding the Objection.

17. All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

18. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in

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any way as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of any liability, fault, or omission of any of the Released Persons or Newell in any civil, criminal, or administrative or other proceeding in any court, administrative agency, tribunal or other forum. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Court Approval Order, and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

19. The Court reserves the right to change the date of, or platform used for (i.e., in person, telephonically, or via video), the Settlement Hearing or to modify any other dates set forth herein without further notice to Newell stockholders, and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement. Any current Newell stockholder (or his, her, or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar for any change in date, time, or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to current Newell stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

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IT IS SO ORDERED.

DATED:

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EXHIBIT A-1

MICHELLE STREICHER

Plaintiff,

vs.

MICHAEL B. POLK, JOHN K. STIPANCICH, SCOTT H. GARBER, BRADFORD R. TURNER, THOMAS E. CLARKE, KEVIN C. CONROY, SCOTT S. COWEN, MICHAEL T. COWHIG, DOMENICO DE SOLE, CYNTHIA A. MONTGOMERY, CHRISTOPHER D. O’LEARY, JOSE IGNACIO PEREZ-LIZAUR, STEVEN J. STROBEL, MICHAEL A. TODMAN, RAYMOND G. VIAULT, IAN G.H. ASHKEN, MARTIN E. FRANKLIN, ROS L’ESPERANCE, JAMES R. CRAIGIE, BRETT M. ICAHN, GERARDO I. LOPEZ, COURTNEY R. MATHER, and ROBERT A. STEELE,

Defendants,

and

NEWELL BRANDS INC.

Nominal Defendant.

SUPERIOR COURT OF NEW JERSEY LAW DIVISION: HUDSON COUNTY DOCKET NO.: HUD-L-001853-23 Civil Action EX. A-1 - NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NEWELL BRANDS INC. (“NEWELL” OR THE “COMPANY”) AS OF JUNE 7, 2023 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO THE PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “ACTION”) BY COURT ORDER AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD NEWELL COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

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THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the Superior Court of New Jersey Law Division: Hudson County (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated June 7, 2023 (“Stipulation”).4 A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) attaching the Stipulation and this Notice may be found on Newell’s website at the Investor Relations page at https://ir.newellbrands.com/.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action styled Streicher v. Polk, et al., No. HUD-L-001853-23, pending in the Court (the “Action”). The “Settling Parties”: (i) Michelle Streicher—plaintiff in the above-captioned Action, Andy Martindale—plaintiff in the action styled In re Newell Brands Inc. Derivative Litigation, Lead Case No. 1:18-cv-1696 (D. Del.), and Larry R. Weber and Jamie R. Butcher-Weber (collectively with Streicher and Martindale, “Plaintiffs”)—plaintiffs in the action styled Butcher-Weber, et al. v. Polk, et al., Case No. 1:20-cv-1792 (D. Del.), individually and derivatively on behalf of Newell Brands Inc. (“Newell” or the “Company”); (ii) individual defendants Michael B. Polk, John K. Stipancich, Scott H. Garber, Bradford R. Turner, Michael T. Cowhig, Thomas E. Clarke, Kevin C. Conroy, Scott S. Cowen, Domenico De Sole,

[4]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

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Cynthia A. Montgomery, Christopher D. O’Leary, Jose Ignacio Perez-Lizaur, Michael A. Todman, Raymond G. Viault, Martin E. Franklin, Ian G. H. Ashken, Ros L’Esperance, James L. Cunningham III, Patrick D. Campbell, Bridget Ryan Berman, James R. Craigie, Brett M. Icahn, Jay L. Johnson, Gerardo I. Lopez, Courtney R. Mather, Ravi Saligram, Judith A. Sprieser, Robert A. Steele, and Steven J. Strobel (collectively, the “Settling Defendants”); and (iii) nominal defendant Newell (the Plaintiffs, the Settling Defendants, and Newell are collectively referred to as the “Settling Parties”), have agreed upon terms to settle the Derivative Matters, through counsel, and have signed the Stipulation setting forth those settlement terms.

On ________________, 2023, at __:___ __.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action at the Superior Court of New Jersey, Law Division, Hudson County, 595 Newark Avenue, Jersey City, NJ 07306. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the notice of the Settlement to current Newell stockholders fully satisfies the requirements of due process; (iii) a final judgment should be entered and the Action should be dismissed with prejudice on the terms set forth in the Stipulation; (iv) the Fee and Expense Amount and Service Awards (defined below) should be approved; and (v) such other matters as may be necessary and proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement without further notice to current Newell stockholders; (ii) continue or adjourn the Settlement Hearing by oral announcement at the hearing or any adjournment thereof without further notice to current Newell stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to current Newell stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change in date, time, or format.

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THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Newell. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

II.	FACTUAL AND PROCEDURAL BACKGROUND

A. Factual Allegations

Newell is a global consumer goods company with a portfolio of leading brands. In April 2016, Newell acquired Jarden Corporation (“Jarden”), a provider of various name-brand consumer and commercial products (the “Merger”). In anticipation of the Merger, on January 14, 2016, the Company and Jarden filed a draft joint registration statement on Form S-4 with the SEC (the “Registration Statement”). The Registration Statement was deemed effective on March 18, 2016. On April 15, 2016, the Company completed the acquisition of Jarden.

Plaintiffs assert claims for breach of fiduciary duty and related claims derivatively on behalf of Newell against the Settling Defendants, current and former officers and directors of Newell, arising out of certain alleged misstatements and omissions in the Registration Statement and other of the Company’s filings with the SEC relating to, among other things, the Merger, certain of its discounting practices, and the Company’s core sales growth, as well as claims related to Newell’s repurchase of its shares. The claims also involve alleged insider trading and alleged wrongful refusal of stockholder demands. As set forth in greater detail in Section III, infra, the Settling Defendants dispute and deny Plaintiffs’ allegations and claims.

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B. The Derivative Actions and Litigation Demands

On October 29, 2018, Plaintiff Streicher filed a stockholder derivative action on behalf of nominal defendant Newell, captioned Streicher v. Polk, et al., Case No. 1:18-cv-1696, in the United States District Court for the District of Delaware, alleging breaches of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of the Securities Exchange Act of 1934. On October 30, 2018, Plaintiff Martindale filed a stockholder derivative action alleging substantially similar facts and making substantially similar claims, captioned Martindale v. Polk, et al., Case No. 1:18-cv-1703, pending in the United States District Court for the District of Delaware. On November 14, 2018, the United States District Court for the District of Delaware entered an order consolidating these actions under the caption In re Newell Brands Inc. Derivative Litigation, Case No. 1:18-cv-1696-CFC. On January 31, 2019, pursuant to a stipulation of the parties, the court entered an order staying the consolidated case until 30 days after the entry of any order denying the motion to dismiss in the related Securities Class Actions. On March 22, 2021, the court entered an order staying the consolidated case until 30 days after the entry of any order ruling on summary judgment in the State Securities Litigation. The stay order also provided that Plaintiffs Streicher and Martindale would receive any discovery produced in the State Securities Litigation. On January 31, 2023, the parties to the consolidated action stipulated to the dismissal without prejudice of Plaintiff Streicher. On February 3, 2023, Plaintiff Streicher sent a stockholder litigation demand to the Newell Board. On May 26, 2023, Plaintiff Streicher filed a stockholder derivative action on behalf of nominal defendant Newell in the Court alleging that her pre-suit demand was wrongfully constructively refused and alleging breaches of fiduciary duty.

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On March 19, 2019, Plaintiffs Weber and Butcher-Weber, through counsel, sent a stockholder litigation demand to the Newell Board, requesting that the Newell Board investigate alleged wrongdoing and take appropriate action. The Company acknowledged receipt of the demand in May 2019, and informed Plaintiffs Weber and Butcher-Weber that the Newell Board had determined to defer consideration of their demand pending further developments in the Securities Class Actions. The parties continued to correspond regarding the demand, with Newell’s Board continuing to defer consideration of the demand pending developments in the related securities litigation. On December 30, 2020, Weber and Butcher-Weber filed a stockholder derivative action on behalf of nominal defendant Newell, captioned Weber, et al. v. Polk, et al., Case No. 1:20-01792-CFC, in the United States District Court for the District of Delaware, alleging that their pre-suit demand was wrongfully refused and alleging breaches of fiduciary duty and waste of corporate assets and certain other claims.5 On March 19, 2021, pursuant to a stipulation of the parties, the court entered an order staying that case until and through the resolution of the Securities Class Actions. The stay order also provided that Plaintiffs Weber and Butcher-Weber would receive any discovery produced in the State Securities Litigation.

C. The Settlement Negotiations

In 2021, the Settling Parties agreed to engage in settlement discussions to explore a possible resolution of the Derivative Matters. On August 12, 2021, the Plaintiffs sent Newell and the Settling Defendants a joint written settlement demand. Plaintiffs and Settling Defendants submitted competing mediation statements to the Hon. Daniel Weinstein (Ret.), an experienced mediator with JAMS ADR, and Ambassador David L. Carden, Esq. (the “Mediators”). On August 25, 2021, the Settling Parties participated in an in-person mediation session conducted by the Mediators. The mediation did not result in a settlement, although the Settling Parties continued negotiations thereafter. The Settling Parties agreed to conduct another in-person mediation session on October 6, 2022 before the Mediators, and submitted competing supplemental mediation statements. While the mediation session was not successful, the Settling Parties continued to negotiate.

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The stockholder litigation demand sent by Plaintiffs Weber and Butcher-Weber named former Newell Chief Financial Officer Ralph Nicoletti among those current and former directors and executive officers of Newell whom they alleged committed breaches of fiduciary duties. Mr. Nicoletti was not named as a defendant in the complaint they subsequently filed in Weber, et al. v. Polk, et al., Case No. 1:20-01792-CFC (D. Del.).

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After significant arm’s-length negotiations, the Settling Parties reached agreement on the substantive terms of the proposed Settlement on April 25, 2023. Thereafter, a Special Litigation Committee of the Newell Board, comprised of three disinterested directors not named in the Derivative Matters, and advised by counsel, reviewed the proposed Settlement, and, in the good faith exercise of their business judgment, determined unanimously that the Settlement confers substantial benefits upon Newell and its stockholders, and that resolution of the Derivative Matters on the terms set forth in the Stipulation would serve the best interests of Newell and its stockholders.

After reaching agreement on the substantive terms of the proposed Settlement, the Settling Parties commenced negotiations relating to the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the benefits conferred on the Company through the corporate governance reforms set forth herein. After lengthy and adversarial negotiations guided by the Mediators, the Settling Parties agreed to accept a fee and expense award proposal set forth by the Mediators setting forth that, in recognition of the substantial benefits to be conferred through the proposed Settlement, Plaintiffs’ Counsel should receive attorneys’ fees and expenses of $1.7 million, subject to Court approval.

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III.	TERMS OF THE SETTLEMENT

The proposed Settlement requires the Company to adopt certain corporate governance reforms, as outlined in the Stipulation (the “Reforms”). Certain of the Reforms specifically identified in the Stipulation shall be maintained for a minimum of four (4) years following the final approval of the Settlement. In the event any of the Reforms conflict with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company shall adopt an amended or substitute reform that addresses the same goals, purposes, and/or functions of the original Reforms within ninety (90) days of its discontinuance. If, however, the independent members of the Board, in a good faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Reform(s) may be eliminated. In the Settlement, Newell also acknowledges that certain previous actions were undertaken by the Company substantially in response to the filing, pendency, and prosecution of the Derivative Matters. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which has been filed with the Court.

IV.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to current Newell stockholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Court Approval Order and Judgment, approving the Settlement and dismissing with prejudice the Action, without awarding costs to any Settling Party, except as provided in the Stipulation; (iii) payment of the Fee and Expense Amount awarded by the Court; and (iv) the passing of the date upon which the Judgment becomes Final (the “Effective Date”).

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Upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of Newell and its stockholders) and all other stockholders of Newell shall be deemed to have, and by operation of law and of the Judgment: (i) shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons; and (ii) shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims.

Nothing within these releases shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

V.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES AND PLAINTIFFS’ SERVICE AWARDS

After negotiating the material substantive terms of the Settlement, counsel for the Settling Parties, with the assistance of the Mediators, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon Newell and its stockholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon Newell and its stockholders, Newell, acting by and through its Board, has agreed that Settling Defendants shall cause to be paid to Plaintiffs’ Counsel one million seven hundred thousand dollars ($1,700,000) in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). Additionally, in light of the substantial benefits conferred by Plaintiffs’ efforts upon Newell and its stockholders through their litigation of the Derivative

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Matters, Plaintiffs may request the Court to approve service awards for each of them in an amount up to two thousand five hundred dollars ($2,500.00) (the “Service Awards”), to which Newell and the Settling Defendants shall not object. The Service Awards shall be funded solely from the Fee and Expense Amount.

VI.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Newell and its stockholders.

A. Why Did Plaintiffs Agree to Settle?

1. Plaintiffs and Plaintiffs’ Counsel believe that the claims and allegations asserted in the Derivative Matters have merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in Derivative Matters.

2. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of Newell’s press releases, recorded public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of discovery produced in the State Securities Litigation; (iv) factual and legal research and analysis in support of the Litigation Demands; (v) factual and legal research and analysis conducted in preparing the derivative

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complaints; (vi) compilation and analysis of damages; (vii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statements, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among Newell peer corporations; and (viii) review and analysis of information and documents exchanged with Newell and the Settling Defendants during the course of settlement negotiations.

3. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Newell. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Newell and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth in the Stipulation.

B. Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged by Plaintiffs, or that could have been alleged by Plaintiffs, in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Newell or its stockholders, or that Plaintiffs, Newell, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of Newell and its stockholders.

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Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Derivative Matters, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is in the best interests of Newell for the Derivative Matters, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Stipulation (including all of the Exhibits thereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage alleged by Plaintiffs or that could have been alleged by Plaintiffs.

VII.	SETTLEMENT HEARING

On ________________, 2023, at __:___ __.m., the Court will hold a Settlement Hearing either remotely or in person, and, if in person, at the Superior Court of New Jersey, Law Division: Hudson County, William J. Brennan Jr. Courthouse, 583 Newark Avenue, Jersey City, NJ 07306. At the Settlement Hearing, the Court will consider and determine: (i) whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) whether a final judgment should be entered and the Action should be dismissed with prejudice on the terms set forth in the Stipulation; (iii) whether the Fee and Expense Amount and Service Awards should be approved; and (v) any other matters that the Court may deem appropriate.

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VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Newell stockholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e., in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. NEWELL STOCKHOLDERS AS OF THE RECORD DATE WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

IX.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any Newell stockholder as of the Record Date has the right to object to any aspect of the Settlement and you may request to be heard at the Settlement Hearing. You must object in writing. If you choose to object, then you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	The current Newell stockholder’s name, address, telephone number, and email address (if available);

2.	The number of shares of Newell stock the current Newell stockholder currently holds, together with third-party documentary evidence thereof, such as the most recent account statement;

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3.	If the objection is made by the current Newell stockholder’s counsel, that counsel’s name, address, telephone number, and email address;

4.	A statement of specific objections to the Settlement, the grounds therefor, or the reasons to appear and be heard, and the attachment of all documents or writings in support thereof;

5.	The identities of any witness such Person intends to call at the Settlement Hearing and a summary of their likely testimony; and

6.	A list–including dates, courts, case names and numbers, and disposition–of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

The Court may not consider any objection that does not substantially comply with these requirements.

B. You Must Timely File Written Objections with the Court and Deliver to Counsel for the Settling Parties

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________________, 2023. The Court Clerk’s address is:

Clerk of the Court

Superior Court of New Jersey, Law Division: Hudson County

William J. Brennan Jr. Courthouse

583 Newark Avenue, Jersey City, NJ 07306

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR THE SETTLING PARTIES SO THEY ARE RECEIVED NO LATER THAN ____________________, 2023. Counsel’s addresses are:

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Counsel for Plaintiffs

Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 40th Floor New York, New York 10016	Timothy Brown The Brown Law Firm 767 Third Avenue, Suite 2501 New York, New York 10017

Melinda Nicholson Kahn Swick & Foti, LLC 1100 Poydras Street, Suite 960 New Orleans, Louisiana 70163

Counsel for Defendants

B. Warren Pope Bethany M. Rezek King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, Georgia 30309	Joel M. Eads Greenberg Traurig LLP 1717 Arch Street Suite 400 Philadelphia, Pennsylvania 19103

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Settling Parties.

Any attorneys retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, must, in addition to the requirements set forth above, file with the Clerk of Court and deliver to counsel listed above for the Settling Parties a notice of appearance, which must be received by no later than _______________________, 2023.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

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X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Settlement contained in the Stipulation. You may inspect the Stipulation and other papers in the Action at the Clerk of Court’s office at any time during regular business hours of each business day. The Clerk’s office is located at the Superior Court of New Jersey, Law Division: Hudson County, William J. Brennan Jr. Courthouse, 583 Newark Avenue, Jersey City, NJ 07306. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation, as well as this Notice, at https://ir.newellbrands.com/. You may obtain further information by contacting Plaintiffs’ Counsel: Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Tel: (212) 686-1060, Email: pkim@rosenlegal.com; Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Tel: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; or Melinda Nicholson, Kahn Swick & Foti, LLC, 1100 Poydras Street, Suite 960, New Orleans, Louisiana 70163, Tel: (504) 455-1400, Email: melinda.nicholson@ksfcounsel.com.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: _____________, 2023	BY ORDER OF THE COURT
SUPERIOR COURT OF NEW JERSEY, LAW DIVISION, HUDSON COUNTY

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EXHIBIT B

MICHELLE STREICHER,

Plaintiff,

vs.

MICHAEL B. POLK, JOHN K. STIPANCICH, SCOTT H. GARBER, BRADFORD R. TURNER, THOMAS E. CLARKE, KEVIN C. CONROY, SCOTT S. COWEN, MICHAEL T. COWHIG, DOMENICO DE SOLE, CYNTHIA A. MONTGOMERY, CHRISTOPHER D. O’LEARY, JOSE IGNACIO PEREZ-LIZAUR, STEVEN J. STROBEL, MICHAEL A. TODMAN, RAYMOND G. VIAULT, IAN G.H. ASHKEN, MARTIN E. FRANKLIN, ROS L’ESPERANCE, JAMES R. CRAIGIE, BRETT M. ICAHN, GERARDO I. LOPEZ, COURTNEY R. MATHER, and ROBERT A. STEELE,

Defendants,

and

NEWELL BRANDS INC.

Nominal Defendant.

SUPERIOR COURT OF NEW JERSEY LAW DIVISION: HUDSON COUNTY DOCKET NO.: HUD-L-001853-23 Civil Action EX. B - [PROPOSED] ORDER APPROVING DERIVATIVE SETTLEMENT AND ORDER OF DISMISSAL WITH PREJUDICE

This matter came before the Court for hearing pursuant to the Order of this Court, dated ______, 2023 (the “Preliminary Approval Order”), on Plaintiff’s motion for final approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement, dated June 7, 2023 (the “Stipulation”). Due and adequate notice having been given of the Settlement as required in said Preliminary Approval Order, and the Court having considered all documents, evidence, arguments, and objections (if any) presented in support of or against the Settlement, and otherwise being fully advised of the matter and finding that good cause appearing therefore, the Court enters this Order Approving Derivative Settlement and Order of Dismissal with Prejudice (the “Court Approval Order”).

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Court Approval Order incorporates by reference the definitions in the Stipulation and exhibits thereto, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise stated.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. Based on the evidence submitted, the Court finds that the notice of the Settlement provided to current Newell stockholders was disseminated in accordance with the Preliminary Approval Order. This Court further finds that the form of the Notice and the manner of dissemination of the notice of the Settlement, both as previously approved by the Court, constituted the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice.

4. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. Pursuant to entry of this Court Approval Order, the Action, and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. Each Settling Party is responsible for their own costs, except as otherwise provided in the Stipulation.

6. Upon the Effective Date, as defined in ¶ 7.1 of the Stipulation, Plaintiffs (acting on their own behalf or derivatively on behalf of Newell) and all other Releasing Parties (acting on their own behalf or derivatively on behalf of Newell), for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by

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operation of law and of the Court Approval Order and Judgment shall have, fully, finally, and forever released, relinquished, compromised, settled, resolved, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons. The Releasing Parties shall be deemed to have, and by operation of the Court Approval Order and Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, as defined in ¶ 7.1 of the Stipulation, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Parties to enforce the terms of the Stipulation, Court Approval Order, or Judgment.

7. During the course of the litigation of the Derivative Matters, all parties and their respective counsel at all times complied with the requirements of N.J. R. 1:4-8, N.J.S.A. 2A:15-59.1, and all other similar statutes.

8. The Court hereby approves the Fee and Expense Amount of one million seven hundred thousand dollars ($1,700,000.00) in accordance with the Stipulation and finds that such Fee and Expense Amount is fair and reasonable.

9. The Court hereby approves the Service Awards of two thousand five hundred dollars ($2,500.00) to each of the four Plaintiffs in accordance with the Stipulation and finds that such Service Awards are fair and reasonable. The Service Awards shall be funded solely from the Fee and Expense Amount.

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10. Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Court Approval Order, and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. Without affecting the finality of this Court Approval Order and the Judgment in any way, this Court hereby retains continuing and exclusive jurisdiction over the Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement, and enforce the Stipulation and the Settlement provided for therein and the provisions of this Court Approval Order.

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12. This Court Approval Order and the Judgment is a final and appealable resolution in the Action as to all claims, and the Court directs immediate entry of the Judgment forthwith by the Clerk, dismissing the Action with prejudice.

SO ORDERED, THIS _____ DAY OF ________, 2023.

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EXHIBIT C

MICHELLE STREICHER,

Plaintiff,

vs.

MICHAEL B. POLK, JOHN K. STIPANCICH, SCOTT H. GARBER, BRADFORD R. TURNER, THOMAS E. CLARKE, KEVIN C. CONROY, SCOTT S. COWEN, MICHAEL T. COWHIG, DOMENICO DE SOLE, CYNTHIA A. MONTGOMERY, CHRISTOPHER D. O’LEARY, JOSE IGNACIO PEREZ-LIZAUR, STEVEN J. STROBEL, MICHAEL A. TODMAN, RAYMOND G. VIAULT, IAN G. H. ASHKEN, MARTIN E. FRANKLIN, ROS L’ESPERANCE, JAMES R. CRAIGIE, BRETT M. ICAHN, GERARDO I. LOPEZ, COURTNEY R. MATHER, and ROBERT A. STEELE,

Defendants,

and

NEWELL BRANDS INC.

Nominal Defendant.

SUPERIOR COURT OF NEW JERSEY LAW DIVISION: HUDSON COUNTY DOCKET NO.: HUD-L-001853-23 Civil Action EX. C - JUDGMENT AND FINAL ORDER

Plaintiff, having moved for final approval of the Settlement set forth in the Stipulation of Settlement, dated June 7, 2023, and the matter having come before the Honorable Anthony D’Elia, and the Court, on ___________, 2023, having issued its Order Approving Derivative Settlement and Order of Dismissal with Prejudice, and having directed the Clerk of the Court to enter judgment, it is

ORDERED, ADJUDGED AND DECREED:

1. This Judgment incorporates by reference the Court’s Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated ___________, 2023; and

2. That for the reasons stated in, and pursuant to the terms set forth in, the Court’s Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated ___________, 2023, Plaintiff’s Motion for Final Approval of Derivative Settlement is granted; accordingly, this case, and all related cases, are closed.

Dated: _______________, 2023	By:__________________________________
Clerk of Court

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